UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2025

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2025, FARO Technologies, Inc., a Florida corporation (the “Company” or “FARO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMETEK, Inc., a Delaware corporation (“Parent”) and AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company:

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each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time (each a “Share” and collectively, the “Shares”), other than (i) Shares held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub) and (ii) Shares held by Company shareholders who are entitled to demand and have validly demanded (and not withdrawn) the appraisal of such Shares in accordance with, and have complied in all respects with, the Florida Business Corporation Act, shall automatically be cancelled and shall be converted automatically into the right to receive $44.00 per Share (the “Merger Consideration”) in cash, without interest, subject to any withholding of taxes required by applicable law;

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each option to purchase Shares (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (i) the total number of Shares underlying such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option; provided that, any such Company Option with respect to which the exercise price per Share subject thereto is equal to or greater than the Merger Consideration shall be cancelled for no consideration; and

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(i) each outstanding award of the Company’s performance-based restricted stock units or service-based restricted stock units, in each case, that is subject solely to service-based vesting conditions immediately prior to the Effective Time (“Company RSUs”), including any award of Company RSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such award immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of the Company’s performance-based restricted stock units that is subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including any award of Company PRSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger Agreement and the Transactions (as defined in the Merger Agreement), including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) adopted and approved the Merger Agreement and the Transactions, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for its approval, and (iv) recommended that the Company’s shareholders vote to approve the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement and briefly discussed below, the Company expects the Merger to close in the second half of 2025. The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) within 20 business days of the date of the Merger Agreement, whereby, subject to certain exceptions, the Company Board will recommend that the Company’s shareholders approve the Merger Agreement and the Transactions at a special shareholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various closing conditions, including (i) approval of the Merger Agreement, including the Merger, by holders of a majority of the Shares then outstanding and entitled to vote thereon (the “Company Shareholder Approval”), (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Clearance”), and the receipt of approvals of governmental entities in certain specified foreign jurisdictions pertaining to competition, (iii) the absence of any law or order restraining, enjoining or prohibiting the consummation of the Merger that is continuing and remains in effect, and (iv) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to customary materiality qualifications), and the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement. In addition, Parent’s obligation to consummate the Merger is subject to the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement and continuing with respect to the Company. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants obligating the Company to use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business, consistent with past practice, between the date of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement and the Effective Time (the “Interim Period”), not to engage in certain material transactions during the Interim Period, to deliver the Supplemental Indenture (as defined below) and provide notices required under the Indenture (as defined below), to convene and hold a special meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, to use reasonable best efforts to obtain regulatory approvals and, subject to certain customary exceptions, for the Company Board to recommend that the shareholders approve the Merger Agreement, including the Merger. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub.

The Merger Agreement requires that, prior to the Effective Time, among other things, the Company deliver to U.S. Bank Trust Company, National Association, as trustee, a supplemental indenture to the Indenture, dated as of January 24, 2023, between the Company and the trustee (the “Indenture”), to be effective upon the Effective Time (the “Supplemental Indenture”), providing, among other things, that at and after the Effective Time, each holder of the Company’s 5.50% Convertible Senior Notes due 2028 (the “Convertible Notes”) will have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Note being converted, equal to the product of (i) the Conversion Rate (as such term is defined in the Indenture and including any increase thereto required under the Indenture) and (ii) the amount of the Merger Consideration, pursuant to the terms of the Indenture.

The Merger Agreement provides that, during the Interim Period, the Company and its employees, directors and representatives may not solicit, initiate, propose, or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), provide non-public information to any third parties or participate or engage in discussions or negotiations with any third party with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal. However, if at any time following the date of the Merger Agreement and prior to the receipt of Company Shareholder Approval the Company receives a bona fide written Acquisition Proposal from a third party and the

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Company has not breached the non-solicitation provision of the Merger Agreement with respect to such Acquisition Proposal and the Company Board determines, after consultation with its financial advisor and outside counsel, in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below), then the Company may provide any non-public information relating to the Company or any of its subsidiaries, or afford to such third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries (subject to entry into an acceptable confidentiality agreement with such third party and other customary notice and information obligations to Parent) and may engage in discussions with a third party regarding the Acquisition Proposal, but only if the failure to take such actions would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties to the Company’s shareholders.

Prior to obtaining the Company Shareholder Approval, the Company Board may effect a “Change of Board Recommendation” (as defined below) and/or terminate the Merger Agreement if the Company has received a bona fide written Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement and that the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, constitutes a more favorable transaction from a financial point of view for the Company’s shareholders than the Merger (a “Superior Proposal”) and the Company Board determines that failure to effect a Change of Board Recommendation or terminate the Merger Agreement would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company. However, the Company shall not be entitled to effect a Change of Board Recommendation or terminate the Merger Agreement pursuant to the preceding sentence unless (i) the Company provided at least four business days’ prior written notice to Parent of the Company’s intention to take such action (ii) the Company, if requested by Parent, will have negotiated in good faith with Parent regarding any amendment to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer be a Superior Proposal, and (iii) the Company Board shall have considered in good faith any adjustments to the Merger Agreement that Parent shall have proposed during the notice period and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such adjustments were to be given effect. A “Change of Board Recommendation” exists if, among other circumstances set forth in the Merger Agreement, the Company Board (A) approves, recommends, endorses or otherwise declares advisable, or proposes publicly to approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (B) withholds, withdraws, changes or qualifies, or proposes publicly to withhold, withdraw, change or qualify, in a manner adverse to the Parent, the Company Board recommendation that the Company’s shareholders adopt and approve the Merger Agreement and the Transactions, including the Merger (the “Company Board Recommendation”), or fails to include the Company Board Recommendation in the proxy statement to be filed with the SEC, (C) takes or fails to take any formal action or makes or fails to make any recommendation or public statement in connection with a tender offer or exchange offer for the Shares, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board to the Company’s shareholders, (D) fails to publicly affirm the Company Board Recommendation within five business days after the request of Parent, or (E) authorizes or permits, or publicly announces an intention to approve or recommend that the Company enter into an alternative acquisition agreement.

The Company Board shall also be permitted to effect a Change of Board Recommendation if (i) there is a development that was not known or reasonably foreseeable by the Company at the time of signing the Merger Agreement that would materially improve the business, financial condition or results of operations of the Company and is not related to an Acquisition Proposal, and (ii) the Company Board determines, after consultation with its financial advisors and outside counsel, in good faith that the failure to effect a Change of Board Recommendation in response to such development would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company, subject to certain customary notice and good faith negotiation obligations to Parent.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement may be terminated by (i) mutual written consent of both parties prior to the Effective Time, (ii) by either Company or Parent if the Company Shareholder Approval is not obtained upon a vote taken at the Company special meeting of shareholders, (iii) by either Company or Parent if any court or other governmental entity issues

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a final and non-appealable order permanently restraining, enjoining or prohibiting the consummation of the Merger, prior to the Effective Time, (iv) by either Company or Parent if the Effective Time does not occur on or before February 5, 2026, which date may be extended by either the Company or Parent to May 6, 2026, and which date may be further extended by Parent to August 4, 2026, if necessary, to obtain required antitrust approvals (the “Outside Date”), (v) by Parent if the Company Board effects a Change of Board Recommendation prior to receipt of the Company Shareholder Approval, (vi) by the Company if the Company Board has authorized the Company to accept a Superior Proposal prior to the receipt of the Company Shareholder Approval, (vii) by Parent if the Company breaches certain non-solicitation provisions contained in the Merger Agreement, (viii) by Parent if the Company materially breaches the Merger Agreement (other than certain non-solicitation provisions), Parent delivered a notice of such breach to the Company and such breach is not capable of cure prior to the Outside Date or the Company fails to cure within 30 days, (ix) by the Company if Parent materially breaches the Merger Agreement, the Company delivered notice of such breach and such breach is not capable of cure prior to the Outside Date or Parent fails to cure within 30 days, or (x) by the Company if, all closing conditions are satisfied, Parent fails to close within three business days following written confirmation from the Company that it is prepared to close. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations thereunder.

If the Merger Agreement is terminated, in certain circumstances related to a breach of the non-solicitation provisions, a Change of Board Recommendation or with respect to the acceptance of a Superior Proposal, then the Company shall pay to Parent a termination fee of $27,988,901.00 (such amount, the “Termination Fee”). The Company will also be required to pay the Termination Fee to Parent if (i) an Acquisition Proposal is publicly announced and not withdrawn prior to the special shareholder meeting, (ii) the Merger Agreement is subsequently terminated due to (A) a failure to obtain the Company Shareholder Approval, (B) a failure to cure a breach of the Merger Agreement such that any condition to Parent’s obligations to close the Merger is not reasonably capable of being satisfied while such breach or failure to perform is continuing, or (C) a failure to close by the Outside Date at a time when Parent had the right to terminate for such uncured breach, and (iii) within 12 months after such termination, the Company enters into a definitive agreement in respect of such Acquisition Proposal and such transaction is consummated. Additionally, if the Company Board effected a Change of Board Recommendation prior to the special shareholder meeting, and the Merger Agreement is terminated by the Company or Parent due to failure to obtain the Company Shareholder Approval, then the Company is required to reimburse Parent for all of its fees and expenses incurred in connection with the Merger Agreement and proposed Merger, provided, however, that any such payments shall reduce the amount of the termination fee if it is owed by the Company.

If the Company terminates the Merger Agreement because of Parent’s breach of its obligations related to obtaining HSR Clearance (or the Company or Parent terminates the Merger Agreement because of failure to close by the Outside Date at a time when the Company could have terminated the Merger Agreement because of Parent’s breach of its obligations related to obtaining HSR Clearance), or if the Company or Parent terminates the Merger Agreement because of failure to close by the Outside Date as a result of the failure to obtain HSR Clearance, then Parent shall pay to the Company the Termination Fee.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been filed as an exhibit to provide investors and shareholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger

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Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing with the SEC in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Upon the closing of the Merger, the Shares will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

Additional Information and Where to Find It

This report relates to the proposed Merger of the Company and Merger Sub, a wholly owned subsidiary of Parent, pursuant to the terms of the Merger Agreement. A special meeting of the shareholders of the Company will be announced as promptly as practicable to seek shareholder approval in connection with the proposed Merger. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB AND THE MERGER. Shareholders may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at http://www.faro.com or by sending a written request to the Company’s Corporate Secretary at the Company’s principal executive offices at 125 Technology Park, Lake Mary, Florida 32746.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from the Company’s shareholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the Merger and any direct or indirect interests they have in the Merger will be set forth in the Company’s definitive proxy statement for its special shareholder meeting when it is filed with the SEC. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”) filed with the SEC on April 10, 2025. To the extent that holdings of the Company’s securities by the directors and executive officers of the Company have changed from the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as the proposed Merger and the ability to consummate the proposed Merger, demand for and customer acceptance of the Company’s products, the Company’s product development and product launches and the Company’s growth, strategic and restructuring plans and initiatives. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition,

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words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “will” and similar expressions or discussions of the Company’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

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the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or satisfy the other conditions to the consummation of the Merger;

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the risk that the Merger disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on the Company’s business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that the Company’s stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger;

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the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;

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the Company’s inability to successfully execute its strategic plan, restructuring plan and integration plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;

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the changes in the Company’s executive management team in 2023 and 2024 and the loss of any of the Company’s executive officers or other key personnel, which may be impacted by factors such as the Company’s inability to competitively address inflationary pressures on employee compensation and flexibility in employee work arrangements;

•	the outcome of any litigation to which the Company is or may become a party;

•	loss of future government sales;

•	potential impacts on customer and supplier relationships and the Company’s reputation;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

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declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;

•	the effect of general economic and financial market conditions, including in response to public health concerns;

•	assumptions regarding the Company’s financial condition or future financial performance may be incorrect;

•	the impact of fluctuations in foreign exchange rates and inflation rates; and

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other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other subsequent SEC filings.

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Forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

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Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 5, 2025, among AMETEK, Inc., AMETEK TP, Inc. and FARO Technologies, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

May 7, 2025	/s/ Matthew Horwath
	By:	Matthew Horwath
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

AMETEK, INC.,

AMETEK TP, INC.

and

FARO TECHNOLOGIES, INC.

Dated as of May 5, 2025

i

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 5, 2025 (this “Agreement”), is made by and among AMETEK, Inc., a Delaware corporation (“Parent”), AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and FARO Technologies, Inc., a Florida corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Business Corporation Act, as amended (the “FBCA”), and the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock” or the “Shares”) shall be converted into the right to receive the Merger Consideration.

WHEREAS, the Board of Directors of Merger Sub has approved for Merger Sub to enter into this Agreement and consummate the Transactions, upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of Parent has approved this Agreement and the Transactions upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) adopted and approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, (iii) directed that this Agreement be submitted to the shareholders of the Company for its approval, and (iv) recommended that the Company’s shareholders vote to approve this Agreement.

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The

Merger shall be effected pursuant to the FBCA and shall have the effects set forth in this Agreement, the applicable provisions of the FBCA and the Articles of Merger. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, as provided in the FBCA. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in their entirety in the form set forth as Exhibit A hereto, and as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in their entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).

(c) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2 Closing and Effective Time of the Merger.

The closing of the Merger (the “Closing”) will take place no later than the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date.” At the Closing, the Company shall deliver to the Florida Department of State for filing the articles of merger relating to the Merger (the “Articles of Merger”), executed and acknowledged in accordance with the relevant provisions of the FBCA, and to the Delaware Secretary of State for filing the certificate of merger relating to the Merger (the

“Certificate of Merger”), in each case executed and acknowledged in accordance with the relevant provisions of the FBCA and the DGCL, as applicable, and Merger Sub and the Company shall make all other filings required under the FBCA and the DGCL, as applicable. The Merger shall become effective at the time when the Articles of Merger have been duly filed with the Florida Department of State and the Certificate of Merger has been filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the Articles of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1 Conversion of Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share, other than (i) Shares to be cancelled pursuant to Section 2.1(b) (“Excluded Shares”), and (ii) Shares that are Dissenting Shares, shall be converted automatically into the right to receive $44.00 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, with payment upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(c) Merger Sub Equity Interests. All shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become (in the aggregate) one newly and validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding share of capital stock of the Surviving Corporation as of immediately after the Effective Time.

2.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this ARTICLE 2 (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares (other than Dissenting Shares) shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Until disbursed in accordance with this Agreement, the funds deposited with the Paying Agent shall be invested by the Paying Agent as directed by Parent; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. No losses with respect to any investments of the funds will affect the amounts payable to the holders of Shares. Earnings from such investments shall be the sole and exclusive property of Parent payable to Parent promptly upon its request, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Procedures for Surrender

(i) Certificates. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares (other than Excluded Shares and Dissenting Shares) represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate (other than Shares cancelled pursuant to Section 2.1(b) and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Dissenting Shares) held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share (other than Shares cancelled pursuant to Section 2.1(b) and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, any Certificates formerly representing Shares (or affidavits of loss in lieu thereof in accordance with Section 2.2(e)) are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective Affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). The Surviving Corporation may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary (but subject to the other provisions of this Section 2.3), if required by the FBCA (but only to the extent required thereby), any shares of Company Common Stock for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has validly demanded (and not withdrawn) the appraisal of such shares in accordance with, and has complied in all respects with, the FBCA (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(a). At the Effective Time, (A) all Dissenting Shares shall be canceled and cease to exist and (B) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the FBCA.

(b) Notwithstanding the provisions of Section 2.3(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s Shares (i) shall be deemed no longer to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration, without interest thereon, in accordance with Section 2.1(a).

(c) The Company shall give Parent reasonably prompt notice of any written demand for appraisal of any Shares of Company Common Stock, any withdrawals or attempted withdrawals of such demands and any other instrument served on the Company under the FBCA. Parent shall have the right to participate in and direct and control all negotiations and proceedings with respect to such demands for appraisal, at Parent’s sole cost and expense. Except to the extent required by applicable Law, the Company shall not offer to make or make any payment with respect to any such demands for appraisal or otherwise settle any such demands, or agree to do any of the foregoing, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned.

2.4 Treatment of Stock Options, Restricted Stock Units, and Performance-Based Restricted Stock Units.

(a) Treatment of Options. At the Effective Time, without any further action on the part of Parent, Merger Sub, the Company or the holder thereof, each option to purchase Shares (each a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) from the Surviving Corporation an amount in cash (less applicable Tax withholdings as provided in Section 2.5) equal to the product of (x) the total number of Shares underlying such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option; provided that, any such Company Option with respect to which the exercise price per share subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration.

(b) Treatment of Restricted Stock Units and Performance-Based Restricted Stock Units. Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder thereof, (i) each outstanding award of Company performance-based restricted stock units or service-based restricted stock units, in each case, that is subject solely to service-based vesting conditions immediately prior to the Effective Time (collectively, “Company RSUs”) including, for the avoidance of doubt, any award of Company RSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company performance-based restricted stock units that is subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including, for the avoidance of doubt, any award of Company PRSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to (x) the total number of Shares underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

(c) Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Options, Company RSUs and Company PRSUs the

amounts described in Section 2.4(a) and Section 2.4(b), less any Taxes required to be withheld under applicable Law with respect to such payments, as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but not later than ten Business Days following the Closing Date, except that any such amounts that relate to Company RSUs or Company PRSUs which constitute, either in whole or in part, a deferral of compensation subject to Section 409A of the Code, will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company RSUs or Company PRSUs would otherwise have been settled in accordance with their terms; provided that payments to the former directors of the Company (who are not otherwise employees of the Company) shall be made by the Surviving Corporation directly.

(d) Termination of Company Equity Plans. As of the Effective Time, the Company Equity Plans shall be terminated and no further Shares, Company Options, Company RSUs, Company PRSUs, other Equity Interests in the Company or other rights with respect to Shares or other Equity Interests in the Company shall be granted thereunder or otherwise after the Effective Time. Following the Effective Time, no such Company Option, Company RSU, Company PRSU, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4 in accordance with the terms set forth above, which is the sole consideration each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right is entitled to receive under such Company Option, Company RSU, Company PRSU, Equity Interest or other right or otherwise upon cancellation of each such Company Option, Company RSU, Company PRSU, Equity Interest or other right in connection with the Merger.

(e) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are necessary and appropriate (including obtaining any required consents from the holders of any Company Option, Company RSU, Company PRSU, Equity Interest or other right) to effect the transactions described in this Section 2.4, provided that such actions shall expressly be conditioned upon the consummation of the Merger and shall be of no effect if this Agreement is terminated without consummation of the Merger.

2.5 Withholding Rights.

The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. In the event that Parent determines that any such deduction or withholding is applicable other than with regard to payments described in Section 2.4, (a) Parent shall use reasonable best efforts to notify the Company prior to the date on which such deduction or withholding is anticipated to occur, and (b) Parent and the Company shall reasonably cooperate to minimize or eliminate such deduction or withholding as permitted by applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6 Adjustments.

In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) concurrent with the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE 3 to which the information in such schedule relates); provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections, and (b) as otherwise disclosed in any reports, schedules, forms, statements, registration statements, prospectuses and other documents filed by the Company with the SEC on or after January 1, 2024 and publicly available at least five Business Days prior to the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Documents but including any historical or factual matters disclosed in such sections), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Corporate Organization.

Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in active status or good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Company’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Amended and Restated Articles of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation in any material respect of any of the provisions of the Company Charter or the Company Bylaws.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Company Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.001 per share. As of the close of business on April 30, 2025 (the “Specified Date”), (i) 19,226,204 Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, and no shares of preferred stock were issued and outstanding, (ii) 1,961,767 Shares were held in the treasury of the Company or by its Subsidiaries, (iii) zero Shares are subject to outstanding Company Options, (iv) 946,985 Shares are subject to outstanding Company RSUs, and (v) (x) 515,262 Shares are subject to Company PRSUs (assuming target level of performance) and (y) 1,030,524 Shares are subject to Company PRSUs (assuming maximum level of performance). Except for Company RSUs, Company PRSUs, Company Options and Convertible Notes, convertible into an aggregate of 1,699,718 Shares (determined as of the Specified Date and without taking into consideration interest or conversion rates), or as otherwise set forth in the Company Charter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since the close of business on the Specified Date, except for the issuance of Shares upon exercise of the Company Options, the settlement of

Company RSUs or Company PRSUs or the conversion of the Convertible Notes, in each case in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a). Other than the Convertible Notes, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

(b) With respect to each Company Award, Section 3.2(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the identification number of each holder of such Company Award, the type of Company Award, the date of grant, the number of vested and unvested Shares covered by such Company Award (including, if applicable, at target and at maximum performance), the cash exercise price per share of Company Common Stock of such Company Award (if applicable), and the applicable expiration date thereof. All Shares subject to issuance under a Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. All Company Awards have been granted in compliance with applicable Laws and the applicable Company Equity Plans. All Company Options were granted with a per share exercise price at least equal to the fair market value of the underlying share of Company Common Stock on the date such Company Option was granted (within the meaning of Section 409A and the Treasury Regulations promulgated thereunder).

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company, together with its jurisdiction of incorporation or organization, and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens. As of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary.

(d) Except for the capital stock of, or other equity or voting interests in, the Subsidiaries, neither the Company nor any Subsidiary of the Company has any contractual or other obligation to acquire any capital stock, membership interests, partnership interests, joint venture interest, or voting securities of, or other direct or indirect equity or voting interests in, or any interest convertible into or exchangeable or exercisable for capital stock, membership interests, partnership interests, joint venture interest or voting securities of, or other equity in, any Person.

(e) As of the date hereof, no dividends or other distributions with respect to the Shares have been declared which have not been paid in full.

3.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, subject to the receipt of the Company Shareholder Approval and compliance with Regulatory Laws, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by the Company with each of its obligations herein and therein, and the consummation by it of the Transactions and the transactions contemplated by such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Shareholder Approval, and no other corporate proceedings on the part of the Company and no other shareholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by Parent and Merger Sub, each of this Agreement and such Ancillary Agreements constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, or by general equitable principles.

(b) The Company Board, at a meeting duly called and held, adopted resolutions (i) determining that the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) adopting and approving this Agreement and the Transactions, (iii) directing that this Agreement be submitted to the shareholders of the Company for its approval, and (iv) recommending that the Company’s shareholders approve this Agreement and the Transactions (the “Company Board Recommendation”).

(c) The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt or approve this Agreement is the approval of this Agreement by the holders of a majority of the Shares that are outstanding and entitled to vote thereon at the Company Meeting (the “Company Shareholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

3.4 No Conflicts.

(a) The execution and delivery of this Agreement by the Company does not and will not, and the performance of this Agreement by the Company will not, (i) assuming the Company Shareholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) The execution and delivery of this Agreement by the Company does not and will not, and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.3(b), the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or declaration or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of NASDAQ and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of the Articles of Merger as required by the FBCA and the

Certificate of Merger as required DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (x) materially impair or materially delay the ability of the Company to consummate the Merger or perform its obligations under this Agreement or (y) materially and adversely affect the operation of the business of the Company and its Subsidiaries, taken as a whole, following the Effective Time.

3.5 SEC Documents; Financial Statements; Undisclosed Liabilities; Subsidiaries.

(a) The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2022 (collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.

(b) As of its respective filing date (or, if amended or supplemented prior to the date of this Agreement, as of the date of the most recent amendment or supplement and giving effect to such amendment or supplement), each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company since January 1, 2022. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents that would be required to be disclosed under Item 1B of Form 10-K under the Exchange Act, and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of outstanding SEC comment or outstanding SEC investigation or other governmental investigation regarding the Company. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(c) The consolidated financial statements of the Company included in or incorporated by reference in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and were prepared in accordance with GAAP as applied on a consistent basis (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes and other presentation items as permitted by the applicable rules and regulations of the SEC. None of the Company or its Subsidiaries is a party to, or has any obligation or other commitment to become a party to, any “off balance sheet arrangement”(as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and accumulated and communicated on a timely basis to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. To the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of the Company to material information required to be included in the Company’s periodic reports required under the Exchange Act. Since January 1, 2022, no “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act), and no fraud that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting, have been identified in the Company’s assessment of its internal control over financial reporting. Since January 1, 2022, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, or independent auditor, has received or made any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

(e) As of the date hereof, except as disclosed in the Company’s definitive proxy statements included in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to any Contract or transaction with or for the benefit of any Person that is required to be reported by the Company pursuant to Item 404 of Regulation S-K.

(f) The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice (“Ordinary Course of Business”) since the date of the most recent audited balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions and (iv) for liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(g) The Subsidiaries are not in violation in any material respect of any of the provisions of their respective certificates of incorporation (including any certificate of designations), by-laws or similar organizational documents.

3.6 Absence of Certain Changes or Events.

Since December 31, 2024 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their businesses in all material respects in the Ordinary Course of Business and (b) there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2024 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to Section 5.1 had the covenants therein applied since December 31, 2024.

3.7 Proxy Statement.

None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and other applicable Law.

3.8 Legal Proceedings.

There are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or any of the officers or directors of the Company, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to (a) be material to the Company and its Subsidiaries, taken as a whole, or (b) if determined adversely, prevent or materially delay the consummation of the Transaction. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to (a) be material to the Company and its Subsidiaries, taken as a whole, or (b) prevent or materially delay the consummation of the Transaction. There is no internal investigation or inquiry being conducted by the Company, the Company Board (or any committee thereof) or, to the Knowledge of the Company, any third party or Governmental Entity, concerning any financial, accounting, conflict of interest, self-dealing, fraudulent, or deceptive conduct or other misfeasance or malfeasance issues by any officer or director of the Company.

3.9 Compliance with Laws and Orders.

(a) The Company and its Subsidiaries are in compliance and since January 1, 2022 have been in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for any such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), except where any such non-compliance, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2022 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Order in any material respect. To the Knowledge of the Company, the Company and its Subsidiaries are not under investigation by any Governmental Entity with respect to any violation by the Company or its Subsidiaries of any applicable Law or Order.

(b) The Company and its Subsidiaries are in compliance and since January 1, 2022 have been in compliance with all Laws relating to U.S. export control and trade embargo statutes, regulations, decrees, orders, guidelines and policies of the United States government and the government of any country in which it conducts business including but not limited to the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774 (2022)) of the U.S. Department of Commerce; the U.S. antiboycott regulations and guidelines, including those under the EAR and U.S. Department of the Treasury regulations; the various economic sanctions regulations and guidelines of the U.S. Department of the Treasury, Office of Foreign Assets Control; including restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, orders, and decrees of various agencies of the United States government, except, in each case, where any such non-compliance, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries or any of their respective current or former directors, officers or employees or, to the Knowledge of the Company, any other Representative or Affiliate of the Company or any of its Subsidiaries (acting in their capacity as such) has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in or constitute: (i) a violation by any such Person of the FCPA; or (ii) a violation by any such Person of any other Laws relating to bribery, corruption or money laundering (“Anti-Corruption Laws”). The Company has made available to Parent any and all voluntary disclosures or referrals made to any Governmental Entity on behalf of the Company since January 1, 2022 with regards to the Anti-Corruption Laws, and regulations promulgated thereunder. Neither the Company nor any of its Subsidiaries is currently subject to any consent decrees or deferred prosecution agreements, nor any third-party government appointed monitors as a result of any such consent decree or deferred prosecution agreement.

3.10 Permits.

The Company and each of its Subsidiaries have, and have had since January 1, 2022, all required licenses, permits, certificates, approvals, exemptions, registrations, clearances and authorizations of any Governmental Entity (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where any such failure to have or maintain such Permit, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the operation of the Company and its Subsidiaries as currently conducted is not, and since January 1, 2022 has not been, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit (except for such past violation or default as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit or result in the revocation, withdrawal, suspension, cancellation, termination or modification of any material Permit. There are no Proceedings pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation or modification of any Permit, except where any such revocation, cancellation or modification, individually or in the aggregate, has not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan. “Company Benefit Plan” means each: (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA; (ii) compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention, incentive or similar plan, agreement, arrangement, program or policy; and (iii) other benefit or compensation plan, agreement policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock units (whether service or performance-based), equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay, sick time or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental, drug or other health plans, life insurance plans, disability (long term or short term), fringe benefit, cafeteria, spending account, supplemental unemployment, and other employee benefit plans or fringe benefit plans (whether written or oral, funded or unfunded), in each case, (x) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries or any of their ERISA Affiliates (each, a “Service Provider”) and/or the spouses, dependents or beneficiaries of any of them, or (y) with respect to which the Company or any of its Subsidiaries or any of their ERISA Affiliates has or may have any liability or obligation (directly or indirectly, contingent or otherwise) including as a result of the previous termination of, or withdrawal from, any such plan, agreement, arrangement, program or policy, or by agreement, guaranty, indemnity or otherwise. The Company has separately identified in Section 3.11(a) of the Company Disclosure Schedule each Company Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries or any of their ERISA Affiliates primarily for the benefit of Service Providers outside of the United States (a “Non-U.S. Benefit Plan”).

(b) With respect to each Company Benefit Plan, the Company has made available to Parent a current, accurate and complete copy thereof and any amendments thereto (or if the plan is not written, a written description thereof) and, to the extent applicable (i) any related trust agreement, insurance policy or other funding instrument and all amendments thereto, (ii) all Contracts with any parties providing services or insurance to such plan, (iii) the most recent IRS determination from the IRS, or opinion issued to the prototype sponsor with respect to each such Company Benefit Plan intended to qualify under Section 401 of the Code, (iv) any summary plan description or summary of material modifications, summary annual reports, booklets and personnel manuals and any other reports or summaries required under ERISA, the Code and all other applicable Laws, (v) for the three most recent plan years, (A) the IRS Form 5500 and all schedules thereto, (B) audited financial statements and (C) actuarial or other valuation reports, (vi) copies of any non-routine, material notices, letters, or other correspondence to or from any Governmental Entity or agency thereof within the last three years, including any filings or applications to any Governmental Entity pursuant to any amnesty or correction program, (vii) the IRS Forms 1094-C and 1095-C filed with the IRS and provided to employees for the past three years, and (viii) such other documents with respect to each Company Benefit Plan as were requested by Parent prior to the date of this Agreement. No “employer” within the meaning of Section 3(5) of ERISA that is not an ERISA Affiliate participates in any Company Benefit Plan.

(c) With respect to the Company Benefit Plans, except to the extent that the inaccuracy of any of the representations set forth in this Section 3.11 would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(i) each Company Benefit Plan complies with, and has been established, maintained, operated, invested and administered in accordance with, its terms and all applicable Laws, including ERISA and the Code;

(ii) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code are so exempt; each such Company Benefit Plan has received a favorable determination letter or is the subject of and entitled to rely on an opinion or advisory letter from the IRS as to its qualified status and that the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, and, no fact or event has occurred, and no condition exists, that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust; and neither the Company nor any Subsidiary of the Company has taken any corrective action or made a filing under any voluntary correction program of the IRS, the United States Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan that has not been resolved favorably to the Company or such Subsidiary;

(iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan;

(iv) no Proceeding (including any investigation, audit or other administrative proceeding) has been brought, or to the Knowledge of the Company is threatened, against, is related to or with respect to any Company Benefit Plan, any fiduciaries thereof with respect to their duties to the Company Benefit Plan or the assets of any Company Benefit Plan, including any audit or inquiry by the IRS, the United States Department of Labor or any other Governmental Entity (other than routine benefits claims in the ordinary course and consistent with the terms of the plan); and, to the Knowledge of the Company, there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any such Proceeding (including any investigation, audit or other administrative proceeding) by the IRS, the United States Department of Labor or any other Governmental Entity or by any Company Benefit Plan participant or beneficiary or other party or otherwise or adversely affect the qualification of any Company Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code;

(v) neither the Company nor any Subsidiary has incurred, and, to the Knowledge of the Company, no facts exist which reasonably could be expected to result in, any liability (direct or indirect, contingent or otherwise) to the Company or any Subsidiary of the Company with respect to any Company Benefit Plan including any liability, Tax, penalty or fee under ERISA, the Code or any other applicable Laws (other than to pay premiums, contributions or benefits in the ordinary course consistent with the terms of such plan);

(vi) all contributions, remittances or premiums required to be made by the Company or any Subsidiary of the Company under the terms of each Company Benefit Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Company Benefit Plan; there are no outstanding defaults or violations by any party to any Company Benefit Plan, and no Taxes, penalties or fees are owing under any Company Benefit Plan. All reports and information relating to each Company Benefit Plan required to be filed with any Governmental Entity have been timely filed, all reports and information relating to each Company Benefit Plan required to be disclosed or provided to participants or their dependents or beneficiaries have been timely disclosed or provided, and, in each case, all information and disclosures contained therein were true, correct and complete in all respects when disclosed;

(vii) each Company Benefit Plan that is subject to Section 409A of the Code has been maintained in writing and operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including notices, rulings, and proposed and final regulations); each Company Option, Company RSU, and Company PRSU that is outstanding as of immediately prior to the Effective Time is exempt from or compliant with Section 409A of the Code;

(viii) each Company Benefit Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code is in compliance with the applicable terms of the Patient Protection and Affordable Care Act of 2010, as amended, including the market reform mandates and the employer-shared responsibility requirements, the Health Care and Education Reconciliation Act and all regulations and guidance issued thereunder, to the extent applicable; the Company and its Subsidiaries have complied with the annual health insurance coverage reporting requirements under Sections 6055 and 6056 of the Code; and no event has occurred, and, to the Knowledge of the Company, no condition exists that would reasonably be expected to cause the Company or any of its Subsidiaries to be subject to any Taxes assessable under Sections 4980H(a) and 4980H(b) of the Code; and

(ix) the Company and/or its Subsidiaries has the right under the terms of each Company Benefit Plan and under applicable Law to amend, revise, merge or terminate such plan (or its participation in such plan) (without incurring any costs or expenses other than normal administrative costs relating to the termination) and no additional contributions or funding would be required to properly effect such termination.

(d) Neither the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates has in the past six years sponsored or been obligated to contribute to, or had any liability (contingent or otherwise) in respect of, (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA and/or subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, (ii) a “multiple employer plan” as defined in Section 413(c) of the Code or within the meaning of Section 4063, Section 4064 or Section 4066 of ERISA, (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (iv) a “multiemployer plan” within the meaning of Section (3)(37) or Section 4001(a)(3) of ERISA, or (v) a trust that is intended to meet the requirements of Section 501(c)(9) of the Code.

(e) Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment or other service) will (i) entitle any current or former Service Provider or any spouse, dependent or beneficiary thereof to any compensation or benefit (including any bonus, retention or severance pay) under any of the Company Benefit Plans or otherwise or any increase in any compensation or benefit under any of the Company Benefit Plans or otherwise, or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans or otherwise or (iii) limit the right to merge, amend or terminate any Company Benefit Plan (except any limitations imposed by applicable Law). Neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby shall, either alone or in connection with any other event(s) including any termination of employment or other service, give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code, or any other amount that would be nondeductible to the Company pursuant to Section 280G of the Code or otherwise. Neither the Company nor any of its Subsidiaries has any obligation to indemnify or provide any gross-up or other payment to any individual for any Tax incurred pursuant to Section 409A or 4999 of the Code.

(f) No Company Benefit Plan provides post-employment, medical, disability, life insurance or other welfare benefits to any former employee or their dependents, other than as required by Law, the full cost of which is borne on an after-tax basis by the employee or former employee (or any beneficiary of the employee or former employee).

(g) All employees and independent contractors of the Company and each Subsidiary of the Company have been properly classified as such for all purposes, including any Company Benefit Plan.

(h) Each Company Benefit Plan that is a “pension plan” within the meaning of Section 3(2) of ERISA but is not qualified under Code Section 401(a) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and the Company has made the one-time filing with the United States Department of Labor with respect to each such plan on a timely basis. No assets of any Company Benefit Plan are allocated to or held in a “rabbi trust” or similar funding vehicle and the transactions contemplated by this Agreement will not cause or require the Company or any of its Subsidiaries to establish or make any contribution to a rabbi trust or similar funding vehicle.

(i) No Service Provider is entitled to participate in any Non-U.S. Benefit Plan other than any such Non-U.S. Benefit Plan that is mandated by the Laws of the foreign jurisdiction in which the Service Providers are located and for which the sole obligations of the Company and its Subsidiaries are to remit contributions on behalf of the Service Providers. No Service Provider has any claim or right under any Non-U.S. Benefit Plan in respect of any benefits payable on early retirement or redundancy under any such plan which is an occupational pension plan, which claim or right was transferred with such Service Provider to the Company or any of its Subsidiaries pursuant to the transfer regulations or Laws of the applicable foreign jurisdiction. Each Non-U.S. Benefit Plan that is intended to be funded and/or book reserved is funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

3.12 Employee and Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is, or has been in the past three years, a party to a collective bargaining agreement or other agreement with any union, employee representative association, or works council or similar labor contract. With respect to the employees of the Company and its Subsidiaries, in the past three years there have not been any, and to the Knowledge of the Company, there are no current pending or threatened, (i) representation or certification proceedings or unfair labor practice complaints brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority, (ii) labor organizing efforts or campaigns or (iii) labor strike, dispute, lockout, slowdown, stoppage or other organized work interruption or labor-related grievance.

(b) The Company and its Subsidiaries are, and for the past three years, have been, in compliance in all material respects with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance. In the past three years there have not been, and there are no currently pending, or to the Knowledge of the Company, threatened Proceedings against the Company or any of its Subsidiaries in connection with the employment or termination of employment of any current or former employee of the Company or any of its Subsidiaries, the retention of use of any independent contractor or leased employee, or any other labor or employment practices or Laws. In the past three years, except as provided in Section 3.12(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has implemented any plant closing, mass layoff, or other employment losses that implicated the Worker Adjustment Retraining and Notification Act or comparable state, local and foreign Laws.

3.13 Environmental Matters.

(a) Each of the Company and its Subsidiaries (i) is, and has been, in compliance with, and is not subject to any liability with respect to any noncompliance with, any Environmental Laws or Environmental Permits, and (ii) holds, and has timely applied for renewal of, all Environmental Permits, all of which are in full force and effect. Neither the Company nor any of its Subsidiaries has received any (x) Environmental Notice, or (y) written request for information from any Governmental Entity pursuant to any Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) There are no Environmental Claims pending or threatened in writing against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials. Neither the Company nor any Subsidiary has received any Environmental Notice that any real property currently or formerly owned, operated or leased in by any member of the Company Group (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material in a manner that would reasonably be expected to result in an Environmental Claim against the Company or any of its Subsidiaries. There has been no Release of Hazardous Materials with respect to the business or assets of the Company or any of its Subsidiaries or at any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by Company or any of its Subsidiaries, in contravention of Environmental Laws or in a manner that would otherwise reasonably be expected to result in an Environmental Claim. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has transported or disposed, or arranged for the transport or disposal of any Hazardous Materials at any off-site location which would reasonably be expected to result in an Environmental Claim.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.

(d) No products currently or to the Knowledge of the Company, formerly manufactured, sold, serviced or repaired by any member of the Company Group contained asbestos, polychlorinated biphenyls (“PCBs”) and Per- and Polyfluoroalkyl (“PFAS”), and no workers’ compensation claims have been filed by any employees of the Company Group and no other Proceedings have been threatened or asserted by any current or former employee, customer or other Person alleging exposure to asbestos, PCBs or PFAS in any products manufactured, sold, serviced or repaired by the Company Group. To the Knowledge of the Company, there is no friable asbestos, PCBs or PFAS located in or on any Company Real Property and other tangible properties owned, leased or operated by the Company Group.

3.14 Real Property; Title to Assets.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all material real property leased, subleased or otherwise occupied or used by the Company or any of its Subsidiaries (collectively, the “Company Real Property”), including for each parcel of Company Real Property (i) the address, (ii) the current rent as of the date specified in Section 3.14(b) of the Company Disclosure Schedule and (iii) the scheduled expiration date of the lease, sublease or other applicable Contract. The Company has made available to Parent true and complete copies of all leases and amendments thereto relating to the Company Real Property (collectively, the “Real Property Leases”), and Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all Real Property Leases and all amendments thereto, including the identification of the lessee and lessor thereunder. No Company Real Property is subject to any Lien, other than Permitted Liens. Except as set forth in the Real Property Leases, there are no outstanding options, repurchase rights or rights of first refusal to purchase or lease any real property, or any portion thereof or interest therein, to which the Company or any of its Subsidiaries is a party. The Company Real Property constitutes all of the material real property used or occupied by the Company and its Subsidiaries and includes all real property necessary or required to operate the business of the Company and its Subsidiaries as currently conducted in all material respects. Neither the Company nor any of its Subsidiaries has received written notice that (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of the Company Real Property or (iii) requests the performance of any repairs, alterations or other work to or in any of such Company Real Property, where any such violation, claim or request remains outstanding and, if unaddressed, would have a Company Material Adverse Effect on the use of the Company Real Property.

(c) To the Company’s Knowledge, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each parcel of Company Real Property is, and since January 1, 2022 has been, in compliance with all existing Laws applicable to such Company Real Property. Neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company’s Knowledge there are no such Proceedings threatened, affecting any portion of the Company Real Property. The Company and its Subsidiaries have not subleased, licensed or otherwise granted any person the right to use or occupy the Company Real Property or any portion thereof and there are no third parties occupying or otherwise in possession of the Company Real Property.

(d) The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens), except as would not, in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. All such tangible personal property is in good operating condition and repair in all material respects (subject to routine maintenance), except as would not reasonably be expected to have, individually or, in the aggregate, a Company Material Adverse Effect.

3.15 Tax Matters.

(a) All income and other material Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate.

(b) Each of the Company and its Subsidiaries has timely paid all Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it (including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party or collected with respect to any sales or use), other than Taxes being contested, or that will be contested, in good faith and for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements.

(c) No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that any such Person is required to file such Tax Return (or otherwise may be subject to Tax) in such jurisdiction. No Governmental Entity has asserted in writing, or has given written notice of any intention to assert, any material deficiency, claim or issue with respect to Taxes or any material adjustment to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open. Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than its jurisdiction of formation.

(d) No deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries or fully satisfied by payment.

(e) There is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending.

(f) Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which such waiver or extension remains in effect.

(g) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.

(h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

(i) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement or arrangement (each a “Tax Sharing Agreement”) (other than (A) any agreement or arrangement entered into in the Ordinary Course of Business and the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries).

(j) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor.

(k) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non- U.S. Law) for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made prior to the Closing, (iii) prepaid amount received prior to the Closing, (iv) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19, (v) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(l) There are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens.

(m) The aggregate unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company SEC Financial Statements in accordance with GAAP and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(n) Neither the Company nor any of its Subsidiaries has entered into a closing agreement with any Governmental Entity, there are no outstanding rulings or requests for rulings with respect to Taxes of the Company or any of its Subsidiaries from any Governmental Entity, and no power of attorney is currently in force with respect to any Tax matter from or with respect to the Company or any of its Subsidiaries.

(o) Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision or requirement of any state, local or non-U.S. Tax Law).

(p) Neither the Company nor any of its Subsidiaries has (i) obtained (nor has any Affiliate that would be aggregated with the Company and treated as one employer for purposes of Section 2301 of the CARES Act sought or intend to seek) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act, or (ii) claimed the employee retention credit pursuant to Section  2301 of the CARES Act.

3.16 Material Contracts.

(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto):

(i) Contracts with any Material Customer;

(ii) Contracts with any Material Supplier;

(iii) other than any Contract that is covered by clause (i) or (ii) above, any individual customer or supplier Contracts involving consideration in excess of $1,000,000 annually;

(iv) Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company;

(v) Contracts that materially affect the use or enforcement by the Company or its Subsidiaries of any material Company Owned Intellectual Property (including settlement agreements, covenants not to assert, and consents to use) and Contracts by which the Company or any of its Subsidiaries have acquired rights in Third Party Intellectual Property rights, but excluding any Incidental IP Contracts;

(vi) Contracts that relate to the sale of all or a material portion of the assets of any Company Group Member (including the sale, spin-off, outsourcing or disposition of any business unit, product line or material business operation);

(vii) Contracts containing (A) a covenant materially restricting the ability of any Company Group Member to engage or participate in any line of business in any geographic area or market or to compete with any Person, to market any product or to solicit customers; or (B) a provision granting the counterparty “most favored nation” status or equivalent preferential pricing terms;

(viii) all Contracts that relate to the acquisition of a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(ix) all Contracts for the lease or sublease of personal property by any Company Group Member that requires the payment of an amount in excess of $500,000 in any twelve month period;

(x) Contracts providing for the settlement of any material Proceeding under which the Company or any of its Subsidiaries has any material continuing obligations (monetary or otherwise);

(xi) each Government Contract requiring annual payment by or to the Company and its Subsidiaries, taken as a whole, in excess of $500,000;

(xii) (A) Contracts that provide a term of employment or engagement that establish anything other than at-will employment or engagement terminable without notice; and (B) except for Company Benefit Plans listed in Section 3.11(a) of the Company Disclosure Schedule, Contracts that (i) provide for payment upon a sale or change of control of any Company Group Member, whether alone or together with any other occurrence or event (including the passage of time and/or termination of employment or other service); and/or (ii) provide for severance, termination or similar payments due upon termination of employment or other service (other than accrued wages and reimbursable expenses incurred through the effective date of termination);

(xiii) any collective bargaining agreement or agreement with any labor organization, union or association to which any Company Group Member is a party; or

(xiv) indentures, credit agreements, loan agreements or any other instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its Subsidiaries.

(b) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) all Contracts set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (except to the extent subsequently terminated or superseded), together with the Real Property Leases (the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, (iii) to the Knowledge of the Company, no event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder, and (iv) since January 1, 2022, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Material Contract. The Company has made available to Parent true and complete copies of each Company Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).

3.17 Intellectual Property; Privacy and Data Protection.

(a) Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all registrations and applications for the Company Owned Intellectual Property (the “Company Registered Intellectual Property”), including (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations. The Company Owned Intellectual Property is valid, enforceable and subsisting, and no Proceeding is pending or, to the Knowledge of the Company, is threatened, and neither of the Company nor any of its Subsidiaries has since

January 1, 2022 received any notice of any claim that challenges the validity, enforceability, effectiveness, registration or ownership of any Company Registered Intellectual Property. There are no Proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation Proceedings, pending that relate to any of the Company Intellectual Property to which any of the Company or any of its Subsidiaries is a party, other than examination of pending patent and trademark applications included in the Company Registered Intellectual Property, and to the Company’s Knowledge, no such Proceedings are threatened or contemplated by any Governmental Entity or any other Person.

(b) The Company or one of its Subsidiaries (i) is the owner of and possesses all right, title and interest in and to all of the Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and (ii) has a valid right to use all other Intellectual Property as the same is currently used by the Company Group (together with the Company Owned Intellectual Property collectively, the “Company Intellectual Property”). The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (with or without notice or lapse of time or both) contravene, violate, conflict with, alter, impair or cause the forfeiture or termination of any of the Company’s or any of its Subsidiaries’ rights in the Company Intellectual Property.

(c) Neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating, or has infringed, misappropriated, diluted, or otherwise violated the Intellectual Property of any Person in the operation of the business of the Company Group as heretofore or presently conducted. Except as set forth on Section 3.17(c) of the Company Disclosure Schedule, no Proceeding is pending or, to the Knowledge of the Company, is threatened, and neither the Company nor any of its Subsidiaries has received any written claim, demand, or notice since January 1, 2022, alleging any such infringement, misappropriation, dilution, or violation, including any letter or other communication suggesting or offering that any of the Company or any of its Subsidiaries obtain a license to any right to Intellectual Property of another Person. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property.

(d) The Company Group does take and has taken reasonable actions to protect and preserve the confidentiality of any trade secrets and other confidential information included in the Company Intellectual Property. Without limiting the generality of the foregoing, each Person who is a Service Provider: (i) is party to a written agreement with a member of the Company Group requiring such Person to protect such member of the Company Group’s confidential information and (ii) with respect to any such Person who has been or is currently involved in the conception or development or maintenance of any of the Company Owned Intellectual Property, has assigned to the Company or one of its Subsidiaries, as applicable, in writing all of his or her rights in such Intellectual Property that did not initially vest in the Company or one of its Subsidiaries, as applicable, by operation of applicable Law.

(e) To the Knowledge of the Company, none of the Company Software contains any virus, Trojan Horse, worm or other device, code, software routines or hardware components designed to, or that could reasonably be expected to, permit unauthorized access to, or to disrupt, disable, erase or otherwise impair or harm the normal and authorized operation of, the IT Systems or the data relating to the customers of the respective businesses of the Company Group. All Company Software has been developed and is maintained using industry standard practices. The Company or one of its Subsidiaries has in its possession (i) the source code and object code for all Company Software and (ii) technical documentation (including any and all engineering specifications and design documentation) for all releases or versions of the same that are currently, or were in the past five years, in use by the Company Group, made available for distribution to customers or supported by the Company or any of its Subsidiaries. Except as disclosed in Section 3.17(e) of the Company Disclosure Schedule, no Person has any right to access or use any source code for any Company Software, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will this Agreement or the consummation of the Transactions result in the disclosure or release of such source code by the Company Group, any escrow agent(s), or any other Person to any Person.

(f) To the Knowledge of the Company, none of the Company Software incorporates, was developed using or is comprised of or distributed with any Publicly Available Software, or is otherwise subject to the provisions of any Contract, that (i) requires the licensing, disclosure or distribution of the source code for any of the Company Software to any other Person; (ii) prohibits or limits the Company’s or any of its Subsidiaries’ freedom to seek compensation in connection with marketing, licensing and distributing the Company Software or (iii) allows any other Person or requires that any other Person have the right to decompile, disassemble or otherwise reverse engineer any of the Company Software. The Company and its Subsidiaries have complied in all material respects with the terms of all Contracts to which the Company or any of its Subsidiaries is a party or that are otherwise binding on the Company or any of its Subsidiaries, in each case governing the use or distribution of Publicly Available Software currently being used by the Company or any of its Subsidiaries in the operation of the business of the Company and its Subsidiaries. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries has received any request from any other Person to license, disclose or distribute the source code for any of the Company Software pursuant to a license governing Publicly Available Software.

(g) The computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) operate in accordance with their documentation and functional specifications and are in sufficiently good working condition, and are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company Group uses reasonable and appropriate efforts, consistent with commercially reasonable industry practices, to protect the integrity and security of the IT Systems and Personal Information or other proprietary or confidential information collected, maintained, transmitted, used or stored by the Company Group in the conduct of its business (collectively, “Company Data”). The Company Group (i) maintains policies or processes that include reasonable and appropriate controls designed to ensure the integrity and security of transactions executed through the IT Systems and Company Data, including reasonable and appropriate backup and data recovery for Company Data, information technology incident and escalation, and disaster recovery plans and procedures; (ii) acts in compliance therewith; and (iii) evaluates such plans and procedures on a regular basis.

(h) To the Knowledge of the Company, since January 1, 2022, there has been no unauthorized access, use, intrusion, or breach of security, or failure, breakdown, performance reduction, or other adverse event affecting any of the IT Systems, that has caused or could reasonably be expected to cause any: (i) material disruption of or interruption in or to the use of such IT Systems or the conduct of the Company Group’s business; (ii) loss, damage, unauthorized access, use, destruction or modification or other harm of or to the Company Group or Company Data or action or circumstance requiring any member of the Company Group to notify a Governmental Entity or other Person of a data security breach (including any “Breach” of “Unsecured Protected Health Information” as such terms are defined at 45 C.F.R. § 164.402) or violation of any Information Privacy Laws; or (iii) liability of any Company Group Member.

(i) The Company Group complies, and has complied, in all material respects with applicable Information Privacy and Data Protection Obligations. The Company Group has all rights necessary to Process the Personal Information used in the businesses of the Company and such Subsidiary. Except as set forth on Section 3.17(i) of the Company Disclosure Schedule, neither the Company, nor any Subsidiary of the Company, has received written notice of, and no Proceeding has been filed or commenced or, to the Knowledge of the Company, threatened against, the Company or any of its Subsidiaries, and no Company or any of its Subsidiaries has had complaints filed against or received by the Company or such Subsidiary, alleging any failure to comply with any Information Privacy and Data Protection Obligation or with respect to the Processing of Personal Information by the Company or any Subsidiary. The Company Group is not subject to any pending governmental investigation or written inquiry relating to data privacy or cybersecurity.

3.18 Insurance.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and (ii) all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date). Except as would not, individually or in the aggregate, reasonably be expected have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, no written notice of cancellation or termination, other than in the Ordinary Course of Business, has been received with respect to any such policy.

3.19 Broker’s Fees.

Except for the fees and expenses of Evercore Group L.L.C., the Company’s financial advisor, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, investment banker or broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

3.20 Takeover Statutes.

The Company Board has adopted and approved this Agreement and the Transactions, as required to render inapplicable to this Agreement and such Transactions the restrictions on “business combinations,” “affiliated transactions” and “control-share acquisitions” set forth in Section 607.0901 and Section 607.0902 of the FBCA or any other “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law.

3.21 Opinion of Financial Advisor.

Evercore Group L.L.C., the Company’s financial advisor, has delivered to the Company Board its oral opinion, which will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. Such opinions have not been withdrawn, revoked, modified or rescinded in any respect as of the date hereof.

3.22 Government Contracts.

(a) No Government Contract to which the Company or any of its Subsidiary is or was a party is currently or has been, the subject of bid protest proceedings before the U.S. Government Accountability Office or Court of Federal Claims.

(b) Since January 1, 2022, (i) the Company and its Subsidiaries have complied in all material respects with the terms and conditions of each Government Contract to which the Company or the applicable Subsidiary of the Company is a party and all Laws applicable to each such Government Contract; (ii) to the Company’s Knowledge, the representations and certifications made by the Company or the applicable Subsidiary of the Company with respect to each such Government Contract were accurate, in all material respects, as of their respective effective dates; (iii) no written cure notices or show cause notices have been received by the Company or any of its Subsidiaries with respect to any Government Contract; and (iv) no Government Contract to which the Company or the applicable Subsidiary of the Company is a party has been terminated based on the Company’s or its applicable Subsidiary’s default.

(c) Neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company, the Principals (as defined in Federal Acquisition Regulation 2.101) of the Company or any of its Subsidiaries is, or has been since January 1, 2022, debarred, suspended, proposed for debarment or otherwise excluded from participation in the award of Government Contracts (excluding ineligibility to bid on certain contracts due to generally applicable bidding requirements). Neither the Company, nor any of its Subsidiaries, nor to the Company’s Knowledge any of their respective Principals, or employees have (A) been under administrative, civil or criminal investigation or indictment by any Governmental Entity for commission of fraud or a criminal offense in connection with a Government Contract; or (B) been found ineligible for contracting by a Governmental Entity.

3.23 Product Liability; Warranties.

Except as set forth on Section 3.23 of the Company Disclosure Schedule and as would not, individually or in the aggregate, reasonably be expected have a Company Material Adverse Effect, (a) the Company and its Subsidiaries do not have any liability for replacement or repair of any product manufactured by any Company Group Member or other damages in connection therewith, and (b) since January 1, 2022, there has not been any recall, market withdrawals or similar actions concerning any such product conducted by or on behalf of the Company and its Subsidiaries or, to the Knowledge of the Company, any third party as a result of any alleged defect in any such product.

3.24 Affiliate Transactions.

Except as set forth in the Company SEC Documents prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate including any officer or director thereof, but not including any Subsidiary of the Company, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed (each, an “Affiliate Transaction”).

3.25 Customers and Suppliers.

Section 3.25 of the Company Disclosure Schedule lists the Company Group’s (a) ten largest customers in terms of sales during the period of twelve months ending as of December 31, 2024 (“Material Customers”), and the total amount for which each such Material Customer was invoiced by the Company Group during such period, and (b) ten largest suppliers during the period of twelve months ending as of December 31, 2024 (“Material Suppliers”), and the total amount for which each such Material Supplier invoiced the Company Group during such period. As of the date of this Agreement, (i) no such Material Customer or Material Supplier has cancelled or terminated its relationship with the Company Group or has threatened in writing to do so, and (ii) no Company Group Member is involved in any written disputes with any Material Customers or Material Suppliers.

3.26 No Other Representations or Warranties.

Except for the representations and warranties expressly set forth in this ARTICLE 3, none of the Company, any of its Affiliates or any other Person on behalf of the Company, makes any express or implied representation or warranty (and there is, and has been, no reliance by Parent, Merger Sub or any of their respective Affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE 3.

The Company acknowledges and agrees that, except for the representations and warranties contained in ARTICLE 4, none of Parent, Merger Sub, or their Representatives or Affiliates makes or has made any representation or warranty, either express or implied, concerning Parent, Merger Sub or the Transactions.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company (the “Parent Disclosure Schedule”) prior to the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE 4 to which the information in such schedule relates; provided, that, disclosure in the Parent Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Corporate Organization.

Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

4.2 Authority, Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, subject to compliance with Regulatory Laws, to consummate the Transactions applicable to such party. The adoption, execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by Parent and Merger Sub with each of its obligations herein and therein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no shareholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party and, assuming the due authorization, execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is a party, this Agreement and each Ancillary Agreement to which each is a party constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(b) The respective Boards of Directors of Parent and Merger Sub, by resolutions duly adopted at duly held meetings or written consents in lieu of a meeting, have each approved and declared advisable this Agreement and the Transactions. Parent, as the sole shareholder of Merger Sub, has approved and adopted this Agreement and the Transactions, effective as of immediately following the execution and delivery of this Agreement.

4.3 No Conflicts.

(a) The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of NASDAQ and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of (A) the Articles of Merger as required by the FBCA and (B) the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.4 Litigation.

There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

4.5 Proxy Statement.

None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub with respect to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information that was not supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein).

4.6 Ownership of Company Capital Stock.

Except as a result of this Agreement and consummation of the Transactions, none of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company as of the date hereof.

4.7 Solvency.

Assuming (a) the satisfaction or waiver of the conditions set forth in ARTICLE 6 (in each case, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (b) that the representations and warranties set forth in ARTICLE 3 as written are true and correct and (c) the Company is solvent as of the date of this Agreement and at the Closing, then, after giving effect to the consummation of the Merger and the consummation of the Transactions, and as of immediately after the Effective Time, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its liabilities is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its liabilities as they come due), (ii) have unreasonably small capital with which to engage in its business or fail to satisfy any capital adequacy requirements under Law or (iii) have incurred obligations beyond its ability to pay them as they become due. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any of Parent and its Subsidiaries.

4.8 Financial Capability.

Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

4.9 Ownership of Parent and Merger Sub.

All of the outstanding Equity Interests of Parent and Merger Sub have been duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, wholly owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.

4.10 No Shareholder and Management Arrangements.

Except for this Agreement, or as expressly authorized by the Company Board, neither Parent or Merger Sub, nor any of their respective officers, directors or Affiliates, is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (including as to continuing employment), with any shareholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its Affiliates, businesses or operations from and after the Effective Time.

4.11 Brokers.

Except for the fees and expenses of Robert W. Baird & Co. Incorporated, neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent or any such Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

4.12 No Other Representations and Warranties.

Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in ARTICLE 3. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective Affiliates, shareholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective Affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective Affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in ARTICLE 3.

ARTICLE 5

COVENANTS

5.1 Conduct of Business by the Company Pending the Closing.

From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, except as required by Law or Order or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its operations in all material respects in the Ordinary Course of Business, (ii) maintain and preserve intact the current business organization of the Company and its Subsidiaries and (iii) keep available the services of the current officers and management employees of the Company and each of its Subsidiaries and to maintain and preserve intact the rights, franchises, goodwill and relationships of the Company and each of its Subsidiaries with employees, customers, suppliers, lenders, regulators and other Persons with which the Company or any of its Subsidiaries has material business relations. Without limiting the foregoing, except as required by Law or Order or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

(a) amend its articles of incorporation or bylaws or equivalent organizational documents;

(b) issue, authorize the issuance of, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries (including any equity awards), other than (i) the issuance of Shares upon the exercise of Company Options or settlement of Company RSUs or Company PRSUs outstanding as of the date hereof in accordance with their terms; or (ii) the issuance of Shares upon the conversion of Convertible Notes in accordance with their terms;

(c) sell, pledge, dispose of, transfer, lease, license, abandon, allow to let lapse or expire, guarantee or encumber (other than Permitted Liens) any material property, assets or rights of the Company or any of its Subsidiaries (other than Company Owned Intellectual Property), except (i) the sale of goods or inventory in the Ordinary Course of Business, and (ii) the disposition of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used by the Company in the Ordinary Course of Business;

(d) sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Company Owned Intellectual Property, except the grant of non-exclusive licenses to customers in the Ordinary Course of Business;

(e) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends or other distributions paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

(f) reclassify, combine, split, subdivide, recapitalize or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company;

(g) (i) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any wholly owned Subsidiary of the Company, or (ii) file a petition in bankruptcy under any provisions of bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(h) acquire (including by merger, consolidation, or acquisition of stock or assets) an interest in any Person or assets, other than (i) acquisitions by the Company from any wholly owned Subsidiary or among any wholly owned Subsidiaries of the Company, (ii) acquisitions of inventory, raw materials, supplies and other property in the Ordinary Course of Business, and (iii) acquisitions of assets set forth on the Company’s annual capital expenditure budget as set forth on Section 5.1(n) of the Company Disclosure Schedule;

(i) incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise) the obligations of any Person for borrowed money, except for (i) letters of credit for the benefit of Company vendors in the Ordinary Course of Business, (ii) any guarantee by the Company of indebtedness of any of its Subsidiaries or guarantee by a Subsidiary of the Company of indebtedness of the Company or any other Subsidiary of the Company, (iii) indebtedness between the Company and a wholly owned Subsidiary, and (iv) the incurrence, guaranty or assumption of indebtedness in an amount not exceeding $1,000,000 in the aggregate at any given time;

(j) cancel, compromise, waive or release any right or claim (or series of related rights or claims) under any Proceeding or with respect to any indebtedness for borrowed money (or series of related indebtedness for borrowed money) owed to it (i) in any such case, in an amount in excess of $1,000,000 individually or $3,000,000 in the aggregate (net of the amounts reserved for such matters by the Company or any of its Subsidiaries or amounts covered by insurance), (ii) that imposes any obligation to be performed by, or any non-monetary obligations on the Company or any of its Subsidiaries following the Closing Date, or (iii) that includes any admission by the Company or its Subsidiaries of wrongdoing or does not provide for a full settlement and release of all known and unknown claims;

(k) grant or incur any Liens, other than Permitted Liens, on any of its assets or properties or Equity Interests;

(l) make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly owned Subsidiary of the Company);

(m) terminate or cancel, or agree to any material amendment to, or acceleration or waiver under, any Company Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract, in each case other than in the Ordinary Course of Business (such Ordinary Course of Business including renewals or extensions of any existing Company Material Contracts (in accordance with their terms) and amendments that accompany such renewals or extensions in the Ordinary Course of Business);

(n) make or make a binding commitment to any capital expenditure in excess of the Company’s annual capital expenditure budget as set forth on Section 5.1(n) of the Company Disclosure Schedule, other than capital expenditures that are not, in the aggregate, in excess of $3,000,000;

(o) except to the extent required by this Agreement, applicable Law or the existing terms of any Company Benefit Plan or Contract: (i) pay any bonuses or other compensation to any current or former directors, officers or employees of the Company or any of its Subsidiaries in excess of base salary, wages, bonuses and commissions payable pursuant to Company Benefits Plans or Contracts (including offer letters) in effect as of the date of this Agreement (or entered into with new employees in the Ordinary Course of Business), except as otherwise permitted by clause (ii) or (iii); (ii) increase any salary, wages, target bonuses, commission opportunities or other compensation payable to any current or former directors of the Company or any of its Subsidiaries, any participant in the Company’s Key Executive Change in Control and Severance Plan or any other C-level executive; (iii) increase any salary, wages, target bonuses, commission opportunities or other compensation payable to any other employees of the Company or any of its Subsidiaries other than increases to base salary in March of each year in the Ordinary Course of Business that do not exceed 3% in the aggregate (other than with respect to promotions or job changes in the Ordinary Course for non-officer employees); (iv) amend any Company Benefit Plan or establish, adopt, or enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan (other than annual renewals of any Company Benefit Plan that qualifies as a “group health plan” within the meaning of Section 5000(b)(1) of the Code in the Ordinary Course of Business), (v) accelerate the vesting, exercisability, funding or time of payment under any Company Benefit Plan or secure the payment of any compensation or benefits under any Company Benefit Plan, (vi) amend or modify the terms of any outstanding Company Awards, (vii) provide any obligation to gross up, indemnify or otherwise reimburse any Service Provider for any Tax incurred by any such individual, including without limitation under Section 409A or 4999 of the Code, (viii) grant or provide any severance or termination payments or benefits to any Service Provider, or (ix) hire or terminate (other than for cause) the employment of any employee with a title of Senior Vice President or above;

(p) announce or implement any mass layoff of employees;

(q) make any material changes in accounting policies, practices, principles, methods or procedures, other than as required by Law, GAAP, NASDAQ or by a Governmental Entity;

(r) make any material change in cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue or acceptance of customer deposits;

(s) enter into any Affiliate Transactions;

(t) except in the Ordinary Course of Business, make or change any material Tax election, change an annual Tax accounting period, file any amended Tax Return, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, fail to take any action relating to the filing of any material Tax Return or the payment to any Taxing authority, adopt or change any material Tax accounting method or settle any material Tax claim, audit or assessment;

(u) enter into any new line of business outside its existing lines of business as of the date of this Agreement;

(v) cause or permit the termination or lapse of any Permit material to the operation of the business of the Company or its Subsidiaries;

(w) terminate, amend or modify any material insurance policy covering the Company or any of its Subsidiaries or any of their respective assets, properties or employees, which is not replaced with a comparable amount of insurance coverage; or

(x) authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.

5.2 Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records thereof and (ii) furnish during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that it determines, after consultation with outside legal counsel, that doing so would: (A) result in the loss of attorney-client privilege or similar protection (but the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or similar protection), (B) result in the disclosure of any trade secrets of third parties or otherwise breach, contravene or violate any effective Contract existing on the date hereof to which the Company or any of its Subsidiaries is a party (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach, contravention or violation of any such Contract), (C) breach, contravene or violate any applicable Law (including any Regulatory Law) or (D) result in the disclosure of materials provided to the Company Board or resolutions or minutes of the Company Board, in each case, that were provided to the Company Board in connection with its consideration of the Merger or the sale process leading to the Merger. Notwithstanding anything contained in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to provide any access or furnish any information pursuant to this Section 5.2 to the extent such access or information is reasonably pertinent to a Proceeding where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties. The Company may, as it deems advisable and necessary after consultation with outside legal counsel, reasonably designate any competitively sensitive material to be provided to Parent under this Section 5.2 as “Outside Counsel Only Material.” Such materials and information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees (including in-house legal counsel), officers, directors or other independent contractors (including accountants and expert witnesses) of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(b) Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 5.2 for any competitive or other purpose unrelated to the consummation of the Merger. The confidentiality agreement, dated February 6, 2025, by and between the Company and Parent (the “Confidentiality Agreement”), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company’s senior leadership team), customers, suppliers, distributors of the Company and its Subsidiaries, or, except as required pursuant to Section 5.5, any Governmental Entity, regarding the business of the Company, this Agreement or the Transactions without the prior written consent of the Company; provided, however, that the Company’s senior leadership team shall reasonably confer with Parent and Merger Sub on non-pricing strategies for mitigating the impacts of potential tariffs, trade restrictions, or other duties.

5.3 Non-Solicitation.

(a) Except as otherwise permitted by this Section 5.3, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company will, and will cause its Subsidiaries to, and will instruct its Representatives to on its behalf, cease and cause to be terminated any discussions or negotiations with any Third Party that may be ongoing with respect to any Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, including by terminating such Third Party’s access to any physical or electronic data rooms. With respect to any Third Party with whom such discussions or negotiations have been terminated, the Company shall promptly (and in any event, within three Business Days after the date of this Agreement) require such Third Party to promptly return or destroy, in accordance with the terms of the applicable confidentiality agreement, all information concerning the Company and its Subsidiaries theretofore furnished to any such Third Party or its Representatives, and cease providing any further information with respect to the Company and its Subsidiaries or any Acquisition Proposal to any such Third Party or its Representatives, and at Parent’s request, the Company shall take all reasonable actions so requested and reasonably necessary to enforce its rights and ensure the performance of any such Third Party’s obligations under any applicable confidentiality agreement. The Company shall use commercially reasonable efforts to ensure that its Subsidiaries and its and their respective Representatives are aware of the provisions of this Section 5.3 and any violation of the restrictions contained in this Section 5.3 by the Company Board (including any committee thereof), the Company’s Subsidiaries or its or their Representatives (acting on the Company’s behalf) shall be deemed to be a breach of this Section 5.3 by the Company. Except as otherwise permitted by this Section 5.3, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company will not, and will cause its Subsidiaries to not, and will instruct its Representatives to not on its behalf, and shall not publicly announce any intention to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company or its Subsidiaries or afford to any Third Party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Third Party with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than solely informing such Third Party of the existence of the provisions contained in this Section 5.3), except that, the Company may ascertain facts from any Third Party making an Acquisition Proposal or its Representatives for the purpose of the Company Board informing itself about such Acquisition Proposal and the Third Party making it; (iv) enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (each, an “Alternative Acquisition Agreement”); (v) submit any Acquisition Proposal to a vote of the shareholders of the Company; or (vi) authorize, resolve or agree to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company will not terminate, amend, modify or waive, and will enforce to the fullest extent permitted under applicable Law, the provisions of any standstill or confidentiality agreement including any such provision that prohibits or purports to prohibit a proposal being made to the Company Board; provided that the Company will be permitted on a confidential basis to release or waive any standstill obligation solely to the extent necessary to permit the Person otherwise covered by such standstill obligation to submit an Acquisition Proposal to the Company Board on a confidential basis and solely to the extent that the failure to grant such release or waiver would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties to the Company’s shareholders under applicable Law.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date of this Agreement and prior to the receipt of the Company Shareholder Approval (i) the Company has received a bona fide written Acquisition Proposal from a Third Party, (ii) the Company has not breached this Section 5.3 in any material respect with respect to such Acquisition Proposal and (iii) the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel), based on information then available, that (x) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (y) the failure to take the actions set forth in this Section 5.3(b) with respect to such Acquisition Proposal would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law, then the Company and its Representatives may, directly or indirectly through the Company’s Representatives: (A) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries, or afford to such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries; provided, however, that (y) any material non-public information concerning the Company or its Subsidiaries provided or made available to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub within 24 hours of it being shared with the Third Party, and (z) any competitively sensitive information or data provided to any such Third Party or its Representatives will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company upon the advice from its outside legal counsel; and (B) participate or engage in discussions or negotiations with such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to such Acquisition Proposal and otherwise facilitate such Acquisition Proposal or assist such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal.

(c) From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company shall within 24 hours notify Parent in the event that the Company receives any Acquisition Proposal, any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Third Party who has made or would reasonably be expected to make an Acquisition Proposal, including providing (i) the identity of the Third Party making such Acquisition Proposal, inquiry, proposal, offer or request, and (ii) an unredacted copy of such Acquisition Proposal, inquiry, proposal or offer or request (or, where no such copy is available, a reasonably detailed description of the material terms and conditions (including financing commitments) of such Acquisition Proposal, inquiry, proposal or offer or the nature of such request). Thereafter, the Company shall (x) keep Parent reasonably informed, on a reasonably current basis (and in any event within 24 hours after receipt), regarding any material changes or developments to the status and terms of any such Acquisition Proposal, inquiry, proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and (y) provide to Parent unredacted copies of any written documents or materials delivered to the Company in connection with such changes or developments. Without limiting the foregoing, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company shall within 24 hours after such determination advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b).

(d) Except as set forth in Section 5.3(e) or Section 5.3(f), from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, neither the Company Board nor any committee thereof will (i) adopt, authorize, approve, recommend, endorse or otherwise declare advisable, or propose publicly to adopt, authorize, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (ii) withhold, withdraw, modify, qualify or amend, or propose publicly to withhold, withdraw, modify, qualify or amend, in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (iii) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer for the outstanding shares of the Company Common Stock, within ten Business Days after the commencement of such tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (iv) fail to publicly reaffirm the Company Board Recommendation within five Business Days after the request of Parent (any action set forth in the foregoing clauses (i) through (iv), a “Change of Board Recommendation”) or (v) authorize, resolve to allow, cause or permit, or publicly announce an intention to approve or recommend that, the Company or any of its Subsidiaries enter into an Alternative Acquisition Agreement.

(e) Notwithstanding anything to the contrary contained in Section 5.3, but subject to the restrictions in this Section 5.3(e), if (x) the Company has received a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 5.3 and such Acquisition Proposal is not withdrawn, and (y) the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law, the Company Board may at any time prior to the receipt of the Company Shareholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (ii) terminate this Agreement pursuant to Section 7.1(f). The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(e) or terminate this Agreement pursuant to Section 7.1(f) unless the Company shall have provided to Parent at least four Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify, in reasonable detail, the material terms and conditions of such Acquisition Proposal, and shall have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal, and:

(i) during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its Representatives to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii) the Company Board shall have considered in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered in writing by, and are legally binding (if accepted by the

Company) on, Parent (the “Proposed Changed Terms”) no later than 11:59 p.m. Eastern time on the last day of the Notice Period, and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that, if such Proposed Changed Terms were to be given effect, (x) the Acquisition Proposal would continue to constitute a Superior Proposal, and (y) failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law.

In the event of any material revisions to such Superior Proposal offered in writing by the Third Party making such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(e) with respect to such new written notice, except that the Notice Period shall be two Business Days with respect to any such revised Superior Proposal.

(f) Notwithstanding anything to the contrary contained in Section 5.3, but subject to the restrictions in this Section 5.3(f), the Company Board (or a duly authorized committee thereof) may at any time prior to the receipt of the Company Shareholder Approval effect a Change of Board Recommendation if (i) an Intervening Event has occurred and is continuing and (ii) the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law, but such Change of Board Recommendation shall not occur unless the Company shall have provided to Parent at least four Business Days’ prior written notice of the Company’s intention to take such action, advising Parent in reasonable detail of the material information and facts relating to such Intervening Event and provided that (x) during the four Business Days following such written notice, the Company shall have negotiated in good faith with Parent (to the extent Parent wishes to so negotiate) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company Board to effect a Change of Board Recommendation and (y) at the end of such four Business Day period, the Company Board shall have determined in good faith, after consultation with its financial advisors and outside counsel, that (after taking into account any adjustments offered in writing by Parent to the material terms and conditions of this Agreement) (A) the Intervening Event continues to warrant a Change of Board Recommendation and (B) failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law.

(g) Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from (i) disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the shareholders of the Company if the Company Board (or any duly authorized committee thereof) reasonably determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law. The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

5.4 SEC Filings; Other Actions.

(a) As soon as reasonably practicable (and in any event no later than 20 Business Days) after the date of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation. Parent and Merger Sub, and their counsel, shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and Merger Sub or their counsel. The Company shall cause the Proxy Statement and any related documents filed with the SEC and any amendments and supplements thereto to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

(b) The Company shall use reasonable best efforts to respond to and resolve (after consultation with Parent as provided by this Section 5.4(b)) as promptly as reasonably practicable comments by the SEC staff in respect of the Proxy Statement. The Company shall provide Parent and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review any such responses, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and its counsel. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their Affiliates as promptly as practicable after the date hereof. The Company shall use reasonable best efforts to cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s shareholders as of the record date established for the Company Meeting, as promptly as practicable following (i) receipt of confirmation from the SEC that it has completed its review of the Proxy Statement or, (ii) if the SEC has either (A) not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement or (B) affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will not be reviewing the Proxy Statement, the tenth (10th) calendar day after filing the preliminary Proxy Statement.

(c) If, at any time prior to the Company Meeting, the Company, Parent or Merger Sub becomes aware of any event or information that, pursuant to the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, the party that becomes aware of such event or information shall as promptly as practicable notify the other party. Following such notification, the Company shall file with the SEC an appropriate amendment or supplement describing such information as promptly as reasonably practicable after Parent has had a reasonable opportunity to review and comment thereon, and, to the extent the Company determines it is required by applicable Law, the Company shall disseminate such amendment or supplement to the shareholders of the Company.

(d) Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the FBCA, the Company Charter, and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as soon as reasonably practicable following (and in any event within 40 days after) the mailing of the Proxy Statement for the purpose of obtaining the Company Shareholder Approval (the “Company Meeting”), and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement (including by postponing or adjourning the Company Meeting to allow additional solicitation of proxies in order to obtain the Company Shareholder Approval if necessary). Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with its terms, and, to the extent required by the terms of this Agreement, the Company pays to Parent the Company Termination Fee in accordance with Section 7.3(a), its obligations to hold the Company Meeting pursuant to this Section 5.4(d) shall not be affected by the making of a Change of Board Recommendation by the Company Board and its obligations under this Section 5.4(d) shall not be affected by the commencement of or announcement or disclosure of or communication to the Company of any Acquisition Proposal.

(e) The Company may postpone or adjourn the Company Meeting from time to time (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Shareholder Approval or (v) if required by Law; provided that in no event will the Company adjourn the meeting for more than three separate occasions for any more than ten Business Days per occasion without the prior written consent of Parent.

5.5 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, including using reasonable best efforts to: (i) in the case of Parent or Merger Sub, obtain all necessary third party (other than Governmental Entities) consents, approvals or waivers required under any Contracts to which Parent or Merger Sub is a party or otherwise bound, (ii) in the case of the Company, obtain all necessary third party consents, approvals or waivers, including for those Company Material Contracts set forth on Section 5.5(a) of the Company Disclosure Schedules, (iii) obtain all necessary or advisable actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including those in connection with applicable Regulatory Laws), make all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including in connection with applicable Regulatory Laws), and (iv) execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of this Agreement. Each of the parties shall furnish, or cause to be furnished, to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law, the Company and Parent shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, and consider in good faith the views of the other with respect to, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the Transactions. Notwithstanding the foregoing, no party shall be obligated to provide to any other party any portion of any filing under the HSR Act that is not customarily furnished to other parties in connection with such filings. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or Third Party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with any of the Transactions. In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective Affiliates to, make or cause to be made all filings required under applicable Regulatory Laws with respect to any of the Transactions as promptly as practicable and, in any event, file all required HSR Act notifications within 20 Business Days after the date of this Agreement. Each party shall seek early termination of the waiting period under the HSR Act. Parent will pay, or cause its Affiliates to pay, all filing fees required under any Regulatory Laws for any of the Transactions. No party shall, and each party shall cause its Affiliates not to, agree with any Governmental Entity to stay, toll or extend any applicable waiting period under any Regulatory Law, or to “pull and refile” any notification under the HSR Act, without the prior written consent of the other party.

(b) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.5 shall require Parent or its Affiliates to (i) propose, negotiate, commit or agree to, or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, licensing or disposition of any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries or Affiliates (including, after the Closing, the Surviving Corporation and/or its Subsidiaries), (ii) terminate, modify, amend or assign existing relationships and contractual rights and obligations with any third party, or (iii) otherwise accept any operational restrictions or otherwise take or commit to take actions that limit Parent’s or any Parent Subsidiary’s or Parent Affiliate’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or its Subsidiaries or Affiliates (including, after the Closing, the Surviving Corporation and/or its Subsidiaries). Parent may, in its sole and absolute discretion, but shall not be required to, initiate any Proceeding, or oppose or defend any Proceeding (including any administrative or judicial Proceeding) or any other claim asserted by any Person that seeks to prohibit, prevent or restrict consummation of the Transactions.

(c) The parties agree that Parent and the Company shall cooperate reasonably in jointly devising and controlling the strategy for obtaining clearances, approvals and waiting period expirations under Regulatory Laws, including any filings, notifications, submissions and communications with or to any Governmental Entity in connection therewith.

(d) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control, supervise or direct the operations of the Company or its Subsidiaries prior to the consummation of the Merger. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control, supervision and direction over its and its Subsidiaries’ business operations.

5.6 Certain Notices.

From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or NASDAQ (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event that could prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in ARTICLE 6 not being satisfied. Any such notice pursuant to this Section 5.6 shall not (x) affect any representation, warranty, covenant or agreement contained in this Agreement or (y) update any section of the Company Disclosure Schedule or the Parent Disclosure Schedule, and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in ARTICLE 6 have been satisfied or give rise to any right of termination set forth in ARTICLE 7.

5.7 Public Announcements.

Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, and any of their respective Affiliates, shall not issue any press release or make any public statement with respect to the Transactions or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.7 shall not apply to any public release or public announcement (a) made or proposed to be made by the Company in connection with an Acquisition Proposal, a Superior Proposal, a Change of Board Recommendation or an Intervening Event or any action taken pursuant thereto, in each case, that does not violate Section 5.3, or (b) in connection with any dispute between the parties regarding this Agreement or the Transactions. The Company shall file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits.

5.8 Employee Benefit Matters.

(a) During the period commencing at the Closing Date and ending on the date that is twelve months following the Closing Date (or, if shorter, the employee’s remaining period of employment), Parent shall provide or cause its Subsidiaries, including the Surviving Corporation and its Subsidiaries, to provide to each employee of the Company and its Subsidiaries who is employed immediately prior to the Effective Time and whose employment continues with the Surviving Corporation or any of its Subsidiaries after the Effective Time (each a “Continuing Employee”), base salary or hourly wages (as applicable) and employee benefits (excluding annual cash target bonus opportunities, equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits) that are, in the aggregate, no less favorable than the base salary or hourly wages (as applicable) and employee benefits provided either (i) to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, or (ii) at Parent’s option, by Parent or its Subsidiaries to similarly situated employees of Parent or its Subsidiaries (in each case, excluding equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits).

(b) With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation and its Subsidiaries, each Continuing Employee’s service with (or otherwise recognized by) the Company or any of its Subsidiaries as of the Effective Time, as reflected in the Company’s records and disclosed to Parent, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation and its Subsidiaries, for purposes of eligibility, vesting and vacation and severance benefit accruals only (but not for purposes of benefit accruals under any other plan, program or policy, including any defined benefit pension plans) under any comparable plan, program or policy maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent or its Subsidiaries, including the Surviving Corporation and its Subsidiaries, to the same extent recognized by the Company under any comparable Company Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan or retiree welfare plan.

(c) Parent shall use commercially reasonable efforts, or shall cause the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to use commercially reasonable efforts, to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries and in which Continuing Employees (and their eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall use commercially reasonable efforts, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to use commercially reasonable efforts, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents, including domestic partners) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans that constitute “group health plans” within the meaning of Section 5000(b)(1) of the Code in which such Continuing Employee (and dependents, including domestic partners) will be eligible to participate from and after the Effective Time for the remaining portion of such calendar year (excluding any such amounts under any flexible spending account or similar arrangement) if and to the extent the co-payments, deductibles and similar expenses incurred and amounts paid by, and amounts reimbursed to, the Continuing Employee under the comparable Company Benefit Plan can be reasonably substantiated and if permitted under the insurance policies or other funding vehicles under such plans.

(d) Without limiting the generality of Section 8.9, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Affiliates to terminate the employment of any Continuing Employee at any time and for any reason (as allowed by and pursuant to applicable Law, including without limitation the Worker Adjustment and Retraining Act of 1988, as amended); (ii) require Parent, the Surviving Corporation or any of their respective Affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

(e) Prior to the Closing Date, the Company shall take, and shall cause its Subsidiaries to take, all actions reasonably and timely requested in writing by Parent that may be necessary or appropriate, conditioned on the occurrence of the Effective Time, to (i) cause one or more Company Benefit Plans to terminate as of a date on, before or after the Effective Time (as determined by Parent), (ii) cause benefit accruals and entitlements under any Company Benefit Plan to cease as of the Effective Time, or as of the date preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any Company Benefit Plan for such period as may be reasonably requested by Parent, and/or (iv) facilitate the merger of any Company Benefit Plan into any Parent plan in accordance with applicable Law. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section shall be subject to Parent’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, for purposes of applying the provisions of clauses (a), (b) and (c) hereof, any actions taken pursuant to this subsection (e) shall be disregarded

(f) To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby (alone or in conjunction with any other event, including any termination of employment or other service), could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, the Company shall, prior to the Closing Date, use its reasonable best efforts to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, including taking any actions prior to the Closing Date that Parent may request, such as: (i) obtaining independent valuations of non-compete covenants in order to allocate reasonable value to such non-compete covenants and exclude them from characterization as parachute payments; and/or (ii) accelerating compensation to increase the disqualified individual’s “base amount” within the meaning of Section 280G of the Code; provided that, for clarity, nothing herein shall require the Company to cause any payment that could be characterized as an “excess parachute payment” to be forfeited, eliminated or reduced.

5.9 Indemnification and Insurance.

(a) Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries and each of their respective employees who serve as a fiduciary of a Company Benefit Plan as provided in the Company’s and its Subsidiaries’ certificates of incorporation, bylaws or other organizational documents, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in full force and effect, honor and fulfill the obligations of the exculpation, indemnification and advancement of expenses provisions in the applicable party’s articles of incorporation and bylaws or similar organizational documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with each present and former director and officer of the Company or its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case when acting in such capacity) (each, an “Indemnitee” and, collectively, the “Indemnitees”) in effect as of the date of this Agreement and made available by the Company to Parent prior to the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnitees; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(b) For six years from and after the Effective Time, Parent shall or shall cause the Surviving Corporation to either (i) continue to maintain in effect the Company’s directors’ and officers’ insurance policies in place as of the date of this Agreement (the “D&O Insurance”) or (ii) purchase comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time that is substantially equivalent to (including with respect to the scope of personnel covered by such policy) and in any event not less favorable in the aggregate than the existing D&O Insurance of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 350% of the last annual premium paid by the Company prior to the date of this Agreement (the “Premium Cap”), it being understood that if the total annual premiums payable for such insurance coverage exceeds the Premium Cap, Parent shall obtain a policy with the greatest coverage available for a cost equal to the Premium Cap. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail policies” have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions; provided that the aggregate annual premiums for such “tail policies” and any policy maintained or purchased by Parent or the Surviving Corporation pursuant to the first sentence of this Section 5.9(b) shall not exceed the Premium Cap. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Company shall be permitted, at its sole discretion, to obtain such prepaid “tail policies” that provide such coverage prior to the Effective Time subject to the limitations set forth in the immediately preceding sentence.

(c) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.

(d) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and his or her heirs. The obligations of Parent under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

5.10 Parent Agreements Concerning Merger Sub.

From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement, and, subject to the foregoing, neither Parent nor Merger Sub shall take or agree to take any action that has the deliberate purpose or intention of preventing or materially delaying the consummation of the Transactions. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

5.11 Takeover Statutes.

If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.

5.12 Section 16 Matters.

Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

5.13 Shareholder Litigation.

The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors and officers relating to the Transactions (the “Shareholder Litigation”), and shall consult with Parent with respect to the defense, settlement and prosecution of any Shareholder Litigation. The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof. Prior to the Effective Time, the Company shall not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Shareholder Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

5.14 Stock Exchange Delisting.

Parent shall cause the Surviving Corporation to cause the Company’s securities to be de- listed from NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

5.15 Transfer Taxes.

All transfer, documentary, sales, use, stamp, registration and other similar Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Merger shall be borne by the Surviving Corporation.

5.16 Convertible Notes.

(a) Prior to the Closing, the Company shall: (i) execute and deliver to the Indenture Trustee (A) a supplemental indenture to the Indenture, effective upon the Effective Time, providing, among other things, that at and after the Effective Time, each holder of Convertible Notes shall have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Note being converted, equal to the product of (x) the Conversion Rate (as such term is defined in the Indenture and including any increase thereto required under the Indenture) and (y) the amount of the Merger Consideration, pursuant to the terms of the Indenture (the “Conversion Proceeds”), and (B) an officer’s certificate, opinion of counsel and any other documentation required to be provided pursuant to the Indenture in connection with such supplemental indenture; and (ii) use its reasonable best efforts to cause the Indenture Trustee to execute such supplemental indenture as of the Effective Time.

(b) In addition, the Company and the Surviving Corporation shall take all actions that may be required in accordance with the Indenture as a result of the execution and delivery of this Agreement, the Merger or any of the other Transactions, including the giving of any notices that may be required in connection with any repurchases or conversions of any Convertible Notes occurring as a result of the Merger constituting a “Fundamental Change” or a “Make-Whole Fundamental Change,” as such terms are defined in the Indenture, and delivery of any supplemental indentures, legal opinions, officer’s certificates or other documents or instruments required in connection with the consummation of the Merger.

(c) Surviving Corporation shall settle the conversion of any Convertible Notes for which it has received a notice of conversion by paying the Conversion Proceeds in cash as required under the Indenture. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on any written notice to, communication with, or document or instrument delivered to, holders of Convertible Notes or the Indenture Trustee prior to the delivery or making thereof, and the Company shall give reasonable and good faith consideration to any comment made by Parent or its counsel.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Each Party Under This Agreement.

The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a) The Company Shareholder Approval shall have been obtained.

(b) The consummation of the Merger shall not be restrained, enjoined or prohibited by any Order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity.

(c) (i) Any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the Federal Trade Commission or the Department of Justice having the purpose or effect of committing a party not to close any of the Transactions before a certain date or event, shall have expired or been terminated (collectively, the “HSR Clearance”); and (ii) the clearances, approvals and consents of a Governmental Entity required to be obtained under the Regulatory Laws pertaining to competition filings of the jurisdictions set forth in Section 6.1(c) of the Company Disclosure Schedule shall have been obtained. For the sake of clarity, the condition set forth here shall be satisfied even if any party has received communication from either the FTC or the Antitrust Division of the DOJ or any foreign Governmental Entity pursuant to foreign Regulatory Laws stating that the parties may close at their own risk, and/or that the underlying investigation may continue after expiration of any applicable waiting period.

6.2 Conditions to Obligations of the Company Under This Agreement.

The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of hereof and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3 Conditions to Obligations of Parent and Merger Sub Under This Agreement.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

(a) Each representation and warranty of the Company contained in Sections 3.1 (Corporate Organization), 3.2(a) (Capitalization), 3.3 (Authority; Execution and Delivery; Enforceability) and 3.19 (Broker’s Fees), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), and except for inaccuracies in the representations and warranties in Section 3.2(a) (Capitalization) that would not have the effect of changing the fully diluted equity value of the Company (including amounts payable under the Convertible Notes) by more than 0.5%; and each representation and warranty of the Company otherwise set forth in ARTICLE 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time which need only be true and correct as of such date or time) and, in each case, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

(b) The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) A Company Material Adverse Effect shall not have occurred since the date of this Agreement and be continuing.

(d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

6.4 Frustration of Closing Conditions.

Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Sections 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Sections 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination.

This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties:

(a) By mutual written consent of Parent and the Company, at any time prior to the Effective Time;

(b) By either the Company or Parent, if the Company Shareholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;

(c) By either the Company or Parent, whether before or after receipt of the Company Shareholder Approval, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction acting pursuant to any Regulatory Law shall have issued an Order or taken any other action permanently restraining, enjoining or prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order or other action shall have become final and non-appealable, provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party who has breached in any material respect its obligations under Section 5.5;

(d) By either the Company or Parent if the Effective Time shall not have occurred on or before the nine (9) month anniversary of the date hereof (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions in ARTICLE 6 other than Section 6.1(b) (solely if the applicable Order relates to Regulatory Laws pertaining to competition filings) and/or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date may be extended by Parent or the Company up to an additional 90 days (the “1st Extended Outside Date”) unless Parent and the Company mutually agree to a different 1st Extended Outside Date; further provided, that in the event that at the 1st Extended Outside Date, all of the conditions in ARTICLE 6 other than Section 6.1(b) (solely if the applicable Order relates to Regulatory Laws pertaining to competition filings) and Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date may be extended by Parent up to an additional 90 days (the “2nd Extended Outside Date” and, together with the 1st Extended Outside Date, the “Extended Outside Date”) unless Parent and the Company mutually agree to a different 2nd Extended Outside Date; provided, however, that neither the Company nor Parent shall be permitted to terminate this Agreement pursuant to this Section 7.1(d) if there has been any material breach by such party (or in the case of Parent, by Merger Sub) of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the failure of the Closing to have occurred prior to the Initial Outside Date or the Extended Outside Date, as the case may be; provided further, that the Initial Outside Date or the Extended Outside Date, as the case may be, shall be extended two Business Days after the last day of any then-pending Notice Period;

(e) By Parent, at any time prior to the receipt of the Company Shareholder Approval, if (i) the Company Board shall have effected a Change of Board Recommendation pursuant to Section 5.3(e) (it being understood and agreed that any written notice of the Company’s intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) or 5.3(e) shall not result in Parent or Merger Sub having any termination rights pursuant to this Section 7.1(e)), or (ii) the Company Board shall have effected a Change of Board Recommendation pursuant to Section 5.3(f);

(f) By the Company, at any time prior to the receipt of the Company Shareholder Approval, if (i) the Company has received a Superior Proposal, (ii) the Company Board has authorized the Company to enter into a definitive agreement to consummate the Superior Proposal, and (iii) the Company shall have complied in all material respects with its obligations under Section 5.3 with respect to such Superior Proposal; provided, however, that the Company shall pay the Company Termination Fee to or for the account of Parent pursuant to Section 7.3(a);

(g) By Parent, at any time prior to the Effective Time (whether before or after receipt of the Company Shareholder Approval), if (i) the Company has breached its covenants under Sections 5.3(a) or 5.3(d), or (ii) (A) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement (other than those set forth in Sections 5.3(a) or 5.3(d)), in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (B) Parent shall have delivered to the Company written notice of such breach and Parent’s intention to terminate this Agreement pursuant to this Section 7.1(g) and (C) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the applicable Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in all material respects; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach by Parent or Merger Sub of its representations, warranties or covenants contained in this Agreement such that a condition in Section 6.2(a) or Section 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, and such breach shall not have been cured in all material respects;

(h) By the Company, at any time prior to the Effective Time (whether before or after receipt of the Company Shareholder Approval), if (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and the Company’s intention to terminate this Agreement pursuant to this Section 7.1(h) and (iii) either such breach is not capable of cure prior to the applicable Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in all material respects; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement such that a condition in Section 6.3(a) or Section 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, and such breach shall not have been cured in all material respects; or

(i) By the Company if (i) all of the conditions set forth in Section 6.1 or Section 6.3 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date), (ii) the Company has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations hereunder, the Company is ready, willing and able to consummate the Closing and (iii) Parent fails to consummate the Transactions within three Business Days after delivery of such notice; provided, however, that during such three Business Day period after delivery of such notice by the Company, Parent shall not be entitled to terminate this Agreement pursuant to Section 7.1.

7.2 Effect of Termination.

In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail and this Agreement shall forthwith become void and have no further force and effect (other than the second sentence of Section 5.2(b), Section 5.7, this Section 7.2, Section 7.3, Section 7.4 and ARTICLE 8, each of which shall survive termination of this Agreement), and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors or Representatives, except with respect to the second sentence of Section 5.2(b), Section 5.7, this Section 7.2, Section 7.3, Section 7.4 and ARTICLE 8 provided, that nothing herein shall relieve any party from liabilities or damages incurred or suffered as a result of a Willful and Material

Breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or other agreements set forth in this Agreement. For the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms.

7.3 Company Termination Fee.

(a) If this Agreement is terminated (A) by Parent pursuant to Section 7.1(e) (Change of Board Recommendation) or (B) by the Company pursuant to Section 7.1(f) (Superior Proposal), then the Company shall pay to Parent or its designee $27,988,901.00 (the “Company Termination Fee”), (1) in the case of a termination described in clause (A), within two Business Days of such termination described in clause (A), or (2) in the case of a termination described in clause (B), prior to or substantially concurrently with such termination by the Company described in clause (B).

(b) If this Agreement is terminated (A) by Parent pursuant to Section 7.1(g)(i) (Company Material Breach), or (B) by the Company or Parent pursuant to Section 7.1(d) (Outside Date) at a time when Parent had the right to terminate pursuant to Section 7.1(g)(i) (Company Material Breach), the Company shall pay the Company Termination Fee to Parent or its designee (1) in the case of termination by Parent, within two (2) Business Days of such termination, or (2) in the case of a termination by the Company, prior to or substantially concurrently with such termination by the Company.

(c) If (i) this Agreement is terminated (A) by Parent or the Company pursuant to Section 7.1(b) (Shareholder Approval), (B) by Parent pursuant to Section 7.1(g)(ii) (Company Material Breach), or (C) by Parent or the Company pursuant to Section 7.1(d) (Outside Date) at a time when Parent had the right to terminate pursuant to Section 7.1(g)(ii) (Company Material Breach), (ii) after the date hereof and prior to the date of the Company Meeting, an Acquisition Proposal has been publicly announced and not withdrawn prior to the Company Meeting and (iii) the Company or any of its Subsidiaries enters into a definitive agreement with respect to such Acquisition Proposal within 12 months after such termination and the transaction contemplated by such Acquisition Proposal is subsequently consummated, then the Company shall pay the Company Termination Fee to Parent or its designee, no later than two Business Days after the consummation of such transaction. For purposes of this Section 7.3(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20%” shall be deemed to be references to “50%”.

(d) If (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) (Shareholder Approval) and (ii) the Company Board effected a Change of Board Recommendation prior to the Company Meeting (or any adjournment or postponement thereof) described in Section 7.1(b), then the Company shall pay Parent an amount equal to that required to reimburse Parent and its Affiliates for all fees and expenses incurred in connection with this Agreement and the Transactions (the “Parent Expenses”), within two Business Days of such termination.

(e) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds denominated in U.S. dollars to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.

(f) Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Any Parent Expenses paid by the Company to Parent pursuant to Section 7.3(d) shall be credited against, and thereby reduce, the amount of the Company Termination Fee that would otherwise be required to be paid by the Company to Parent pursuant to Section 7.3.

(g) Except as provided in this Section 7.3(g), in circumstances where the Company Termination Fee is payable in accordance with this Section 7.3, Parent’s receipt in full of the Company Termination Fee (if received) from or on behalf of the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to a Willful and Material Breach by the Company and except that the Company shall also be obligated with respect to reimbursement of the costs and expenses of enforcement and payment of interest described in the following sentence. In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 7.3, then (i) the Company shall reimburse Parent for all costs and expenses (including the documented fees and expenses of counsel) incurred in the collection of such overdue amounts and (ii) the Company shall pay to Parent interest on the amounts payable pursuant to Section 7.3 from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. The parties acknowledge and agree that any payment of the Company Termination Fee or the Parent Expenses is not a penalty but is liquidated damages in a reasonable amount that is intended to compensate Parent or Merger Sub in the circumstances in which such fees or expenses are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions; provided, however, that in the case of a Willful and Material Breach by the Company, Parent or Merger Sub shall be permitted to seek damages in excess of the Company Termination Fee.

7.4 Parent Termination Fee.

(a) The parties agree that if this Agreement is terminated by the Company pursuant to Section 7.1(h) (Parent Material Breach) as a result of Parent’s breach of Section 5.5 with respect to its efforts to obtain HSR Clearance or by the Company or Parent pursuant to Section 7.1(d) (Outside Date), at a time when the Company could have terminated this Agreement pursuant to Section 7.1(h) (Parent Material Breach) as a result of Parent’s breach of Section 5.5 with respect to its efforts to obtain HSR Clearance, then Parent shall pay to the Company within two Business Days following such termination, $27,988,901.00 (the “Parent Termination Fee”).

(b) The parties agree that if this Agreement is terminated by the Company or Parent pursuant to Section 7.1(d) (Outside Date) and at the time of such termination the conditions set forth in Section 6.1(b) as a result of an Order pursuant to Regulatory Laws pertaining to HSR Clearance or Section 6.1(c) as a result of failure to obtain HSR Clearance (including any circumstance in which the applicable waiting period under HSR has expired, but Parent is party to an agreement with a Governmental Entity pursuant to which Parent has agreed to defer the consummation of the Transactions) shall not have been satisfied, and, in the case of each of clauses (i) or (ii), all of the conditions in ARTICLE 6 other than Section 6.1(b) and/or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then Parent shall pay the Parent Termination Fee to the Company within two Business Days following such termination.

(c) All payments under this Section 7.4 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company, or in the absence of such designation, an account established for the sole benefit of the Company.

(d) Each of the parties acknowledges that the agreements contained in this Section 7.4 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(e) In circumstances where the Parent Termination Fee is payable in accordance with Section 7.4(a) or Section 7.4(b), the Company’s receipt of the Parent Termination Fee (if received) from or on behalf of Parent shall be the Company’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent, Merger Sub and any of their affiliates and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to a Willful and Material Breach by Parent or Merger Sub and except that Parent shall also be obligated with respect to reimbursement of the costs and expenses of enforcement and payment of interest described in the following sentence. If Parent fails to pay in a timely manner any amount due pursuant to Section 7.4(a) or Section 7.4(b), then (A) Parent shall reimburse the Company for all costs and expenses (including documented fees and expenses of counsel) incurred in the collection of such overdue amounts, and (B) Parent shall pay to the Company interest on the amounts payable pursuant to Section 7.4(a) or Section 7.4(b), from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. The parties acknowledge and agree that any payment of the Parent Termination Fee is not a penalty but is liquidated damages in a reasonable amount that is intended to compensate the Company for any losses suffered or incurred by the Company or any other Person in connection with this Agreement in the circumstances in which such fees or expenses are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions; provided, however, that in the case of a Willful and Material Breach by the Parent or Merger Sub, the Company shall be permitted to seek damages in excess of the Parent Termination Fee.

7.5 Acknowledgement Regarding Specific Performance.

For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, if this Agreement has not been validly terminated, each party shall have the right to specific performance pursuant to Section 8.13. Except as set forth in Section 7.3, Section 7.4 and this Section 7.5, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding the availability of monetary damages, Parent and Merger Sub and the Company, in their respective sole discretion, may determine their choice of remedies hereunder, including monetary damages or specific performance in accordance with Section 8.13 provided that, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both specific performance that results in the occurrence of the Closing under the terms of this Agreement and any monetary damages.

7.6 Amendment.

This Agreement may be amended by the parties by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Shareholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s shareholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.7 Waiver.

At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other,

(b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Shareholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Covenants.

None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

8.2 Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

8.3 Notices.

Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the fifth Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (but only if followed by delivery of a copy via national overnight courier and provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Merger Sub, addressed to it at:

AMETEK, Inc.

1100 Cassatt Road

Berwyn, PA 19312-1177

E-mail:   [***]

Attention:  Robert S. Feit, Senior Vice President and General Counsel

with a copy to (for information purposes only):

Troutman Pepper Locke LLP

400 Berwyn Park | 899 Cassatt Road

Berwyn, PA 19312-1183

Attn:  Deborah L. Spranger

Email:  [***]

If to the Company, addressed to it at:

FARO Technologies, Inc.

250 Technology Park

Lake Mary, FL 32746

Attn: David Wilson

Email: [***]

with copies to (for information purposes only);

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attn:   Omar A. Lucia

    Jonathan P. Witt

Email:  [***]

    [***]

8.4 Definitions.

(a) For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and use provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that (a) any such confidentiality agreement need not contain any standstill provision and (b) such confidentiality agreement shall not prohibit compliance by the Company or any of its Subsidiaries with any of the provisions of this Agreement or restrict in any manner the Company’s ability to consummate the Transactions.

“Acquisition Proposal” means any offer or proposal from a Third Party concerning (a) a merger, consolidation or other business combination transaction to which the Company or any Subsidiary of the Company is a party pursuant to which such Third Party would acquire, directly or indirectly, 20% or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, (b) any direct or indirect acquisition (or series or related acquisitions) of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries, based on their fair market value as determined in good faith by the Company Board (or any duly authorized committee thereof), (c) an issuance (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 20% or more of the voting power of the Company, or (d) any combination of the foregoing (in each case, other than the Merger).

“Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Ancillary Agreement” means each document, agreement, exhibit, schedule, or certificate being executed and delivered in connection with this Agreement and the Transactions.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), as amended from time to time and applicable rules, requests, guidelines, directives and/or regulations thereunder or issued by the Small Business Administration or any other Governmental Entity in connection therewith, in each case as in effect from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Awards” means the Company Options, Company RSUs and Company PRSUs.

“Company Equity Plans” means the Company’s (a) 2009 Equity Incentive Plan, as amended, (b) 2014 Incentive Plan, as amended, and (c) 2022 Equity Incentive Plan, as amended.

“Company Group” means, collectively, the Company and its direct and indirect Subsidiaries, if any.

“Company Group Member” means a member of the Company Group.

“Company Material Adverse Effect” means any change, event, occurrence, condition, development or effect (each, an “Effect”) that, individually or in the aggregate together with all other Effects, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (y) would reasonably be expected to materially delay or has a material adverse effect on the ability of the Company and its Subsidiaries to timely consummate the Transactions (including the Merger); provided, however, that, solely for the purposes of clause (x), adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a) through (c), and (i) through (k) of the below shall be so considered to the extent such Effect adversely disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries operate: (a) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof; (b) changes in general economic, business, labor or regulatory conditions (including changes in the price of gas, oil or other natural resources, commodities or chemicals), or changes in securities, credit or other financial markets, including inflation, monetary policy, commodity prices, credit ratings, interests rates or exchange rates, in the United States or globally, or changes in the general conditions or trends generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally; (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action or operation, sabotage, civil unrest, protests, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural or manmade disasters or changes in the weather, including floods, hurricanes, tornados, tsunamis, earthquakes or other acts of God, or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis; (d) actions expressly required of the Company under this Agreement or taken or not taken at the request of, or with the consent of, Parent or any of its Affiliates (other than the obligation of the Company to conduct its operations in the Ordinary Course of Business pursuant to Section 5.1); (e) the negotiation, announcement, pendency or consummation of this Agreement and the Merger solely to the extent resulting from the identity of Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact on the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners); (f) any Proceeding commenced by or involving any Governmental Entity or Shareholder Litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions; (g) changes in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that for purposes of this clause (g) the underlying cause of such change may be taken into account in determining whether a Company Material Adverse Effect has occurred); (h) the availability or cost of equity, debt or other financing to Parent; (i) cyberattacks or cyberterrorism not specifically targeting the Company and its Subsidiaries; (j) any actual or potential sequester, stoppage, shutdown, default (including any default or delays in payments or delays or failures to act) or similar event or occurrence by the U.S. federal government or any other Governmental Entity, including any shutdown or furlough of the U.S. federal government or any impact associated with the U.S. federal government’s “debt ceiling”, (k) the imposition or modification of any tariffs, trade restrictions, or other duties, including those arising from changes in trade policies or international relations, or (l) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings, adjusted EBITDA or other financial projections or forecasts (provided that for purposes of this clause (l) the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Owned Intellectual Property” means Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Software” means all software included in the Company Owned Intellectual Property.

“Contract” or “Contracts” means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“Convertible Notes” means the Company’s 5.50% Convertible Senior Notes due 2028.

“COVID-19 Pandemic” means the SARS-CoV-2 or COVID-19 pandemic, including any continuation, worsening or evolutions or mutations thereof.

“Environmental Claim” means any Proceeding, order, demand, or written claim by any Person or entity alleging actual or potential liability or non-compliance arising out of any Environmental Laws, non-compliance with Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials.

“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, and orders regulating or (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and, the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written notice of violation or infraction, or written notice respecting any Environmental Claim.

“Environmental Permit” means any permit, certificate, registration, notice, approval, identification number, license or other authorization or action issued by a Governmental Entity required pursuant to Environmental Law for the lawful operation of the business of the Company or any Subsidiary.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliates” means any Person, trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated at any relevant time as a single employer under Section 414 of the Code or Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules, regulations and guidance issued thereunder.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Government Contract” shall mean any Contract entered into between the Company or one of its Subsidiaries and (a) a Governmental Entity, (b) any prime contractor of a Governmental Entity, or (c) any subcontractor respect to any contract described in clauses (a) and (b) above.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, any court, tribunal, arbitrator, bureau, ministry, agency or commission.

“Hazardous Materials” means (a) any material, substance, waste, pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous substance or waste, whether solid, liquid or gas, that is regulated or classified as hazardous, acutely hazardous, dangerous, or toxic under any Environmental Laws, and (b) any radioactive materials or wastes, lead or lead-containing materials, foam insulation, any PFAS substances or compound, asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, natural gas, petroleum products or their by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Incidental IP Contracts” means any (a) non-exclusive licenses of Intellectual Property granted by or to the Company or any of its Subsidiaries in Contracts with customers or vendors in the Ordinary Course of Business; (b) non-disclosure/confidentiality agreements (or the confidentiality provisions of other Contracts) entered into in the Ordinary Course of Business that provides the Company, any of its Subsidiaries, or a third party with no more than a limited, non-exclusive right to access or use the confidential information as defined therein; (c) “shrink wrap,” “click-through” or other standard end user license agreements on standard terms with annual fees not exceeding $50,000; (d) licenses for Software preinstalled as a standard part of hardware or equipment purchased or used by the Company or any of its Subsidiaries; (e) sales, marketing, reseller, distributor or similar Contracts that provide a limited, non-exclusive license to use any Intellectual Property; and (f) Contracts that authorize another Person on a non-exclusive basis to identify the Company or any of its Subsidiaries as a customer, vendor, supplier or partner of such Person, or authorizes the Company or any of its Subsidiaries to identify another Person as a customer, vendor, supplier or partner of the Company or its Subsidiary.

“Indenture” means the Indenture, dated as of January 24, 2023, between the Company and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, as trustee.

“Information Privacy and Data Protection Obligations” means the obligations of the Company and its Subsidiaries under: (a) the Information Privacy Laws, (b) Information Privacy and Data Protection Policies, (c) any consents, authorizations and privacy choices (including opt-in and opt-out preferences, as required) of natural Persons relating to the Processing of Personal Information, (d) any contractual obligation relating to the Processing of Personal Information by or on behalf of any Company, and (e) industry self-regulatory principles and codes of conduct applicable to the protection or Processing of Personal Information, biometrics, internet of things, artificial intelligence, direct marketing, e-mails, text messages, robocalls, telemarketing or other electronic communications (including the Payment Card Industry Data Security Standard) to which the Company or any Subsidiary of the Company is bound or otherwise represents compliance.

“Information Privacy and Data Protection Policies” means, collectively, any and all (a) of the Company’s and each of its Subsidiaries’ data privacy and security policies, procedures, and notices, whether applicable internally, or published on the websites of the Company or its Subsidiaries or otherwise made available by the Company or a Subsidiary of the Company to any Person, and (b) public representations (including representations on the websites of the Company or its Subsidiaries ) made by or on behalf of the Company or any Subsidiary of the Company with regard to the protection or Processing of Personal Information.

“Information Privacy Laws” means any Laws or Orders pertaining to privacy, data protection or Processing of Personal Information, including all privacy and security breach disclosure Laws that are applicable to the Company and any of its Subsidiaries or to Parent and the Merger Sub, as the case may be.

“Intellectual Property” means any and all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, including without limitation, such rights in and to all: (a) patents and patent applications, and any and all divisionals, continuations, continuations-in-part, reissues, continuing patent applications, re-examinations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights; (b) trademarks, service marks, trade dress, certification marks, logos, and trade names, whether or not the foregoing are registered, together with the goodwill connected with the use of and symbolized by the foregoing; (c) copyrights (whether or not published or registered); (d) trade secrets, non-public and confidential business, technical and know-how information and rights to limit the use or disclosure thereof by any Person; (e) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (f) software, including without limitation data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation; (g) internet domain name registrations and uniform resource locators; (h) moral rights; and (i) claims, causes of action and defenses relating to the enforcement of any of the foregoing (including with respect to past infringement); in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing clauses (a) through (h) with or by any Governmental Entity in any jurisdiction.

“Interim Balance Sheet” means the consolidated balance sheet of the Company Group as of March 31, 2025 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025.

“Intervening Event” means any Effect (including any acceleration or deceleration of existing changes or developments) that (a) materially improves or would be reasonably likely to materially improve the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (b) is not known by the Company Board as of the date of this Agreement or that was not reasonably foreseeable as of the date of this Agreement by the Company Board or any member thereof or any named executive officer (as defined by the SEC) of the Company, and (c) does not involve or relate to any Acquisition Proposal; provided, however, that none of the following, and no Effect arising out of or resulting from the following shall constitute or be taken into account in determining whether there has been, an “Intervening Event”: (i) the entry into or the announcement or pendency of this Agreement or the Transactions; (ii) any change in or Effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates or any changes therein), or any change in or Effect affecting any business or industries in which the Company or any of its Subsidiaries operates; (iii) any development or change in applicable Law or GAAP or other applicable accounting standards or the interpretation of any of the foregoing; or (iv) any changes in the market price or trading volume of the Shares, any changes in the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood that the exceptions in this clause (iv) shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (iii)) from being taken into account in determining whether an Intervening Event has occurred).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge, after reasonable inquiry of those employees of the Company Group who would reasonably be expected to have knowledge of the relevant matter, of the individuals listed in Section 8.4 of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge, after reasonable inquiry of those employees of the Company Group who would reasonably be expected to have knowledge of the relevant matter, of the individuals listed in Section 8.4 of the Parent Disclosure Schedule.

“Law” means any national, provincial, state, municipal, territorial, local and foreign laws, statutes, ordinances, decrees, rules, regulations or Orders enacted, issued, adopted, promulgated, entered into or applied by any Governmental Entity.

“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, option, adverse claim, or restriction on transfer (except for any restrictions on transfer generally arising under any applicable federal or state securities Laws).

“NASDAQ” means the Nasdaq Global Select Market.

“Order” means any judgment, order, ruling, decision, writ, injunction, decree, consent decree, decision, verdict, stipulation or arbitration award issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable.

“Parent Material Adverse Effect” means any Effect on Parent or any Parent Subsidiary that, individually or in the aggregate, (a) materially impairs or materially delays the ability of Parent or Merger Sub to perform its obligations under this Agreement or (b) would prevent Parent or Merger Sub from consummating the Merger.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate action and for which adequate reserves (as determined in accordance with GAAP) have been established on the Interim Balance Sheet, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the Ordinary Course of Business for amounts not yet due and payable or that are being contested in good faith by appropriate action and for which adequate reserves (as determined in accordance with GAAP) have been established on the Interim Balance Sheet and that would not be individually or in the aggregate materially adverse to the operations of the Company or any of its Subsidiaries, (c) non-exclusive licenses of Intellectual Property granted to customers in the Ordinary Course of Business, (d) with respect to any Company Real Property, (i) matters of record, (ii) Liens that would be disclosed by a current, accurate survey or physical inspection of such real property, (iii) applicable building, zoning and land use regulations, and (iv) other imperfections or irregularities in title, charges, restrictions and other Liens, in each case of clauses (i) through (iv), which do not adversely affect in any material respect the current use of the Company Real Property to which they relate, (e) Liens affecting the fee interest of any Company Real Property that do not and would not reasonably be expected to, individually or in the aggregate, materially detract from the use or occupancy of the Company Real Property to which they relate, (f) Liens relating to intercompany borrowings solely among the Company and its wholly owned Subsidiaries, (g) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers compensation, unemployment insurance or other types of social security, and (h) purchase money security Liens arising automatically in purchased goods in the Ordinary Course of Business and that do not secure any indebtedness for borrowed money.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.

“Personal Information” means information that is considered “personally identifiable information,” “personal information,” “personal data,” “nonpublic personal information,” “individually identifiable health information” or other analogous term under applicable Law.

“Proceeding” means any action, suit, claim, or litigation, in each case, by or before any Governmental Entity, including judicial, regulatory or administrative proceedings.

“Process” or “Processing” means, with respect to data, the use, collection, receipt, processing, storage, recording, organization, safeguarding, security, adaption, alteration, ingestion, compilation, combination, enrichment, de-identification, transfer, retrieval, access, consultation, disclosure, sharing, dissemination or destruction of such data.

“Product Substitution” means the unauthorized delivery of products under a Government Contract to any Governmental Entity, or to any contractor or subcontractor under Contract with a Governmental Entity, resulting from the failure of any products or the manufacturing thereof to comply with the requirements of such Government Contract, including but not limited to products made from different materials than those called for in such Government Contract, the failure to perform any of the tests required under such Government Contract, and/or the use of foreign-made materials, when domestic materials are required under such Government Contracts.

“Proxy Statement” means a proxy statement or similar disclosure document relating to the adoption and approval of this Agreement by the Company’s shareholders.

“Publicly Available Software” means all software that is distributed pursuant to a license defined as an “open source license” by the Open Source Initiative or a “free software license” by the Free Software Foundation, or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License.

“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate (i) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act of 1890, the Clayton Act of 1914 and the Federal Trade Commission Act of 1914, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States or (ii) the acquisition of interests in or control over domestic equities, securities, entities, assets, land or interests to address national security or public order or similar policy goals.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

“Representatives” means, with respect to a Person, such Person’s directors, officers, managers, members, partners, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” shall be replaced by “50%”), that did not result, directly or indirectly, from a violation of Section 5.3, made by any Third Party on terms that the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with the Company’s financial advisor and outside counsel), taking into account such factors as the Company Board (or any duly authorized committee thereof) considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal and any revisions to this Agreement made or proposed in writing by Parent (which if accepted by the Company would be legally binding) prior to the time of such determination), that, if consummated on its terms, would result in a transaction that would be more favorable from a financial point of view to the Company’s shareholders than the Merger (including taking into account any applicable Company Termination Fee).

“Tax Return” means any report, return (including information return), form, claim for refund, estimated filing or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any election, schedule, statement or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security (or similar, including FICA), workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties or additional amounts imposed in respect of any of the foregoing.

“Third Party” shall mean any Person other than Parent, Merger Sub and their respective Affiliates.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.

“Willful and Material Breach” means, with respect to any agreement or covenant of any party in this Agreement, an action or omission taken or omitted to be taken by such party in material breach of such agreement or covenant that such party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such party would reasonably be expected to know would result in a material breach of such agreement or covenant.

(b) The following terms are defined elsewhere in this Agreement, as indicated below:

“1st Extended Outside Date”	Section 7.1(d)

“2nd Extended Outside Date”	Section 7.1(d)

“Affiliate Transaction”	Section 3.24

“Agreement”	Preamble

“Alternative Acquisition Agreement”	Section 5.3(a)

“Anti-Corruption Laws”	Section 3.9(a)

“Articles of Merger”	Section 1.2

“Book-Entry Shares”	Section 2.2(b)(ii)

“Certificate of Merger”	Section 1.2

“Certificates”	Section 2.2(b)(i)

“Change of Board Recommendation”	Section 5.3(d)

“Closing”	Section 1.2

“Closing Date”	Section 1.2

“Company”	Preamble

“Company Benefit Plan”	Section 3.11(a)

“Company Board”	Recitals

“Company Board Recommendation”	Section 3.3(a)

“Company Bylaws”	Section 3.1

“Company Charter”	Section 3.1

“Company Common Stock”	Recitals

“Company Data”	Section 3.17(g)

“Company Disclosure Schedule”	ARTICLE 3

“Company Intellectual Property”	Section 3.17(b)

“Company Material Contracts”	Section 3.16(b)

“Company Meeting”	Section 5.4(d)

“Company Option”	Section 2.4(a)

“Company PRSU”	Section 2.4(b)

“Company Real Property”	Section 3.14(b)

“Company Registered Intellectual Property”	Section 3.17(a)

“Company Related Parties”	Section 7.3(g)

“Company RSU”	Section 2.4(b)

“Company SEC Documents”	Section 3.5(a)

“Company SEC Financial Statements”	Section 3.5(c)

“Company Shareholder Approval”	Section 3.3(c)

“Company Termination Fee”	Section 7.3(a)

“Confidentiality Agreement”	Section 5.2(b)

“Continuing Employee”	Section 5.8(a)

“Conversion Proceeds”	Section 5.16(a)

“DGCL”	Recitals

“Dissenting Shares”	Section 2.3(a)

“D&O Insurance”	Section 5.9(b)

“EAR”	Section 3.9(a)

“Effect”	Section 8.4

“Effective Time”	Section 1.2

“Excluded Shares”	Section 2.1(a)

“Extended Outside Date”	Section 7.1(d)

“FBCA”	Recitals

“HSR Clearance”	Section 6.1(c)

“Indemnitee”	Section 5.9(a)

“Initial Outside Date”	Section 7.1(d)

“IT Systems”	Section 3.17(g)

“Material Customer”	Section 3.25

“Material Supplier”	Section 3.25

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“Non-U.S. Benefit Plan”	Section 3.11(a)

“Notice Period”	Section 5.3(e)

“Ordinary Course of Business”	Section 3.5(f)

“Parent”	Preamble

“Parent Disclosure Schedule”	ARTICLE 4

“Parent Expenses”	Section 7.3(d)

“Parent Related Parties”	Section 7.4(e)

“Parent Subsidiary”	Section 4.3(a)

“Parent Termination Fee”	Section 7.4(a)

“Paying Agent”	Section 2.2(a)

“PCBs”	Section 3.13(d)

“Permits”	Section 3.10

“PFAS”	Section 3.13(d)

“Premium Cap”	Section 5.9(b)

“Proposed Changed Terms”	Section 5.3(e)(ii)

“Real Property Leases”	Section 3.14(b)

“Service Provider”	Section 3.11(a)

“Shareholder Litigation”	Section 5.13
“Shares”	Recitals

“Specified Date”	Section 3.2

“Surviving Corporation”	Section 1.1(a)

“Tax Sharing Agreement”	Section 3.15(i)

“Transactions”	Section 1.1(a)

8.5 Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6 Severability.

If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.7 Entire Agreement.

This Agreement (together with the Exhibits, Parent Disclosure Schedule and Company Disclosure Schedule, and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

8.8 Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.9 No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.10 Mutual Drafting; Interpretation.

Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. The words “made available to Parent” and words of similar import refer to documents (a) posted to the data room maintained by the Company or its Representatives in connection with the Transactions, (b) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (c) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least one Business Day prior to the date of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect. The information contained in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in the Company Disclosure Schedule shall be deemed to be an admission by the Company to any third party of any matter whatsoever (including any violation of Law or breach of Contract).

8.11 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court sitting in the State of Delaware in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).

8.12 Counterparts.

This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.13 Specific Performance.

(a) The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (i) the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specific performance of the terms hereof, including the right of a party to cause the other parties to consummate the Merger, this being in addition to any other remedy to which they are entitled at Law or in equity, (ii) the parties waive any requirement to show proof of actual damages or to secure or post any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent and Merger Sub to consummate the Mergers pursuant to a claim for specific performance brought against Parent and Merger Sub, and has instead granted an award of damages for such breach, the Company may enforce such award and accept damages for such breach on behalf of its shareholders. The Company’s or Parent’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach.

(b) Notwithstanding anything to the contrary in this Agreement, if prior to the Outside Date any party initiates a legal proceeding to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement, then the Outside Date will be automatically extended by (i) the amount of time during which such legal proceeding is pending plus 10 Business Days after the dismissal, settlement or entry of a final order with respect to such legal proceeding; or (ii) such other time period established by the court presiding over such legal proceeding.

(c) In the event that the conditions set forth in Section 6.3(a) and Section 6.3(c) were satisfied at the time that a legal proceeding was brought to seek specific performance of Parent’s or Merger Sub’s obligation to effect a Closing, Parent and Merger Sub shall not subsequently be permitted to assert the failure of such condition and Parent shall not be entitled to terminate this Agreement pursuant to Section 7.1(d).

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

PARENT:

AMETEK, Inc.

By:	/s/ Robert S. Feit
Name: Robert S. Feit
Title: Sr. VP & General Counsel

MERGER SUB:

AMETEK TP, Inc.

By:	/s/ Robert S. Feit
Name: Robert S. Feit
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

THE COMPANY:

FARO Technologies, Inc.

By:	/s/ Peter Lau
Name: Peter Lau
Title: President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Articles of Incorporation of Surviving Corporation

[Attached.]

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FARO TECHNOLOGIES, INC.

Pursuant to the Florida Business Corporation Act (the “FBCA”), Chapter 607, Florida Statutes, the Amended and Restated Articles of Incorporation of FARO TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Florida, hereby adopts these Second Amended and Restated Articles of Incorporation as follows:

ARTICLE I

NAME

The name of the corporation is FARO TECHNOLOGIES, INC. (the “Corporation”).

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is [125 Technology Park, Lake Mary, Florida, 32746].

ARTICLE III

PURPOSES

The Corporation may engage in any lawful act or activity for which corporations may be organized under the FBCA.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares of all classes of capital stock that the Corporation is authorized to issue is one thousand (1,000) shares of common stock, par value $0.001 per share.

ARTICLE V

REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office is 1201 Hays Street Suite 200 Tallahassee, FL 32301. The name of the Corporation’s registered agent at that office is Corporation Service Company.

ARTICLE VI

LIMITATION OF LIABILITY

To the fullest extent permitted under the FBCA and other applicable law, no director of the Corporation shall be personally liable to the Corporation or any of its shareholders or any other person for monetary damages for or relating to any statement, vote, decision or failure to act, regarding corporate management or policy or any other matter relating to the Corporation, by a director, unless the breach or failure to perform his or her duties as a director satisfies the standards set forth in Section 607.0831(1) of the FBCA (or a successor provision of such law) as the same exists or may hereafter be amended. To the fullest extent permitted under the FBCA and other applicable law, a director of the Corporation shall not be or held liable for any action taken as a director, or any failure to take action, if he or she performed the duties of his or her office in compliance with Section 607.0830 of the FBCA (or a successor provision of such law) as the same exists or may hereafter be amended. If the FBCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the FBCA, as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted or required by the FBCA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors’ resolution, vote of shareholders, the FBCA, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term “Directors” includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). For purposes of this Article, the term “Executive Officers” includes those individuals who are or who were at any time “executive officers” of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article VII and not otherwise defined herein have the meaning set forth in Section 607.0850 of the FBCA. The provisions of this Article VII are intended solely for the benefit of the indemnified parties described herein and their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article VII shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

ARTICLE VIII

BYLAW AMENDMENT

In furtherance, and not in limitation of, the powers conferred by the laws of the State of Florida, each of the Board of Directors and the shareholders is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Florida or with these Second Amended and Restated Articles of Incorporation. The shareholders of the Corporation may amend or adopt a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

ARTICLE IX

KEEPING OF BOOKS

The books of the Corporation may be kept at such place within or without the State of Florida as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

ARTICLE X

DIRECTORS

The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation’s Bylaws.

ARTICLE XI

AMENDMENT

The Corporation reserves the right to amend or repeal any provision contained in these Second Amended and Restated Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation’s Amended and Restated Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Second Amended and Restated Articles of Incorporation as of the [ ] day of [ ], 2025.

[NAME]
[TITLE]

[CERTIFICATE OF ACCEPTANCE BY

REGISTERED AGENT]

Pursuant to the provisions of Section 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of FARO TECHNOLOGIES, INC., a Florida corporation (the “Corporation”), in the Corporation’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”):

Having been named as registered agent and to accept service of process for the Corporation at the registered office designated in the Corporation’s Articles of Incorporation. The undersigned hereby accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relative to the proper and complete performance of all duties, and the undersigned is familiar with and accepts the obligation of its position as registered agent. Or, if this document is being filed merely to reflect a change in the registered office address, the undersigned hereby confirms that the Corporation has been notified in writing of this change.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this [ ] day of [ ], 2025.

Signature of Registered Agent : ___________________________________

Date: _____________________________

If signing on behalf of an entity:

___________________________________]
Type of Printed Name

Exhibit B

Form of Bylaws of the Surviving Corporation

[Attached.]

SECOND AMENDED AND RESTATED

BYLAWS OF

FARO TECHNOLOGIES, INC.

a Florida Corporation (hereinafter the “Corporation”)

(Effective as of [ ], 2025)

ARTICLE 1

OFFICES

Section 1.1. Offices. The Corporation may have offices, both within and without the State of Florida, as the Corporation’s board of directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.2. Registered Office. The Board of Directors may authorize a change of the registered office or the registered agent, and delete the name and address of the registered agent from the articles of incorporation of the corporation (as may be amended and/or restated from time to time) (the “Articles of Incorporation”), effective upon making the appropriate filings with the Florida Department of State, Division of Corporations (the “DOC”), as required by the Florida Business Corporation Act (the “FBCA”).

ARTICLE 2

SHAREHOLDERS

Section 2.1. Annual Meeting. Annual meetings of the shareholders shall be held either within or outside the State of Florida at such date and time as may be determined by the Board of Directors. The purpose of the annual meeting is to elect the Board of Directors and to transact any other necessary business.

Section 2.2. Special Meetings. Special meetings of shareholders may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Board of Directors or the holders of at least 10% of the votes of all the shares entitled to vote at the special meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.3. Notice of Meetings. Written or electronic notice of each annual and special shareholders’ meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. If mailed, the notice shall be effective when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s shareholder records.

Section 2.4. Waiver of Notice. Any shareholder entitled to notice of a meeting may waive such notice by signing a written waiver either before or after the date and time of the meeting set out in the notice or by attending the meeting either in person or by proxy.

Section 2.5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination that is not earlier than the date of the resolution fixing the record date. Such date shall not be more than seventy nor less than ten days before the date of any meeting nor more than seventy days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Director fixes a new record date for the adjourned meeting.

Section 2.6. Quorum. The holders of a majority of the votes of shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. The holders of a majority of the shares represented in person or by proxy at a meeting and that would be entitled to vote if a quorum were present may adjourn the meeting from time to time, even if a quorum is not present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified

Section 2.7. Voting of Shares; Proxies. Whenever any corporate action, other than the election of directors, is to be taken under law by vote of the shareholders, it shall, except as otherwise required by law or by the Articles of Incorporation or by the specific provisions of a by-law adopted by the shareholders, be authorized if the votes cast in favor of such action exceed the votes against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Unless otherwise provided by the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present. Except as otherwise provided in the Articles of Incorporation or the specific provision of a bylaw adopted by the shareholders, an abstention shall not constitute a vote cast. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders, unless otherwise provided in the Articles of Incorporation. A shareholder may vote either in person or by proxy authorized in accordance with law.

Section 2.8. Shareholder Consent in Lieu of Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE 3

THE BOARD OF DIRECTORS

Section 3.1. Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than 1 director. Directors need not be residents of the State of Florida nor shareholders of the Corporation unless provided otherwise by the Articles of Incorporation. The Directors shall be elected at the annual meeting of the shareholders. Each Director shall serve until the next annual shareholder’s meeting following his or her election or until his or her successor is elected and qualified. The Board of Directors shall have all of the powers available under state law and may exercise all such powers of the Corporation and do all such lawful acts that are not required to be exercised or done by the shareholders by state law, the Articles of Incorporation, or by these Second Amended and Restated Bylaws (the “Bylaws”).

Section 3.2. Removal. One or more Directors may be removed from office, with or without cause, by a majority vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose.

Section 3.3. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. A Director elected to fill a new position on the Board of Directors shall serve until the next annual meeting of the shareholders or until his or her successor is elected and qualified.

Section 3.4. Books and Records. The Directors may keep the books of the Corporation outside of the State of Florida, except those records required by law to be kept within the state, at such place or places as they may from time to time determine.

Section 3.5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. A Director shall not be precluded from serving the corporation in any other capacity and receiving compensation for services in that capacity.

ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Location of Meetings. Meetings of the Board of Directors, whether regular or special, may be held either within or without the State of Florida at any location the Board of Directors may from time to time establish or as set forth in the notice of a meeting.

Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. The annual meeting of the Board of Directors shall be held shall be held at such time and place as determined by the Board of Directors. Notice of any resolution of the Board fixing or changing the time or place of a regular meeting of the Board of Directors shall be mailed to each Director at least three business days prior to the first meeting held pursuant to such resolution. The Board may transact any business that comes before it at any regular meeting of the Board of Directors.

Section 4.3. Special Meetings. Special meetings of the Board of Directors of directors may be called by any two Directors then in office or by the president on two days’ notice to each director, by telephone or by being personally delivered or sent by mail (including overnight mail) or by facsimile telecommunication, telecopy, electronic transmission, email or similar means. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which all Directors are present, even without notice of the meeting, any business may be transacted and any Director may waive notice of any special meeting and its objectives.

Section 4.4. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice or waiver of notice for any meeting of the Board of Directors is not required to state the business to be transacted at, or the purpose of, any meeting of the Board of Directors.

Section 4.5. Quorum. Unless a greater number is required by these Bylaws or the Articles of Incorporation, a quorum of the Board of Directors consists of a majority of the fixed number of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Voting. Each Director will have one vote. The affirmative vote of a majority of the Directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law.

Section 4.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any action that may be taken at a meeting of a committee of the Board of Directors) may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each Director (or each Director serving on the committee), and delivered to the Corporation for inclusion in the minutes or filing in the corporate records.

Section 4.8. Participation by Remote Communication. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment allowing persons participating in the meeting to hear each other simultaneously, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.9. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, or in the Articles of Incorporation or these Bylaws, shall have all the authority of the Board of Directors, except as otherwise required by law. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. A committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE 5

OFFICERS

Section 5.1. Generally. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, a Vice President, a Secretary, a Treasurer and any other officers, including assistant officers, as deemed necessary by the Board of Directors. Any two or more offices may be simultaneously held by the same person. Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer.

Section 5.2. Removal and Resignation. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 5.3. President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.4. Vice President. The Vice President, if any, or, if there shall be more than one, the Vice Presidents or any other officers that have been appointed, in each case, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.5. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.6. Chief Financial Officer, Treasurer and Assistant Treasurers. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall maintain full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Treasurer shall in the absence or disability of the Treasurer or at the direction of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.7. Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

Section 5.8. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

ARTICLE 6

INDEMNIFICATION

Section 6.1. Indemnification of Directors and Executive Officers. The Corporation shall, to the fullest extent permitted or required by the FCBA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors’ resolution, vote of shareholders, the FCBA, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term “Directors” includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term “Executive Officers” includes those individuals who are or were at any time “executive officers” of the Corporation as defined in

Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article 6 and not otherwise defined herein have the meaning set forth in Section 607.0850, Florida Statutes (1995). The provisions of this Article 6 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article 6 shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

ARTICLE 7

STOCK CERTIFICATES

Section 7.1. Stock Certificates. If the Board of Directors determines that shares of stock in the Corporation will be certificated, the Certificates that represent such shares of stock will be in the form determined by the Board of Directors. Certificates will be signed by the President and Secretary of the Corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the Secretary of the Corporation in the corporate stock transfer ledger. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, if such shares are certificated, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued (or the certificate shall have a statement that the Corporation will furnish such information to any shareholder upon request and without charge). If the Corporation is authorized to issue any preferred or special class in series, the stock certificates will state the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Section 7.2. Signatures. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who signs or whose facsimile signature is placed upon a stock certificate ceases to be such officer before the stock certificate is issued, it may be issued by the Corporation with the same effect as if he or she was that officer at the date of its issue.

Section 7.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate previously issued by the Corporation that is alleged to have been lost or destroyed. When authorizing the issue of a new stock certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe any terms and conditions as it deems expedient and may require any indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any stock certificate alleged to be lost or destroyed.

Section 7.4. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation. If shares are not certificated, such transfers need only be reflected upon the books of the Corporation.

Section 7.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Florida law.

ARTICLE 8

NOTICE

Section 8.1. Form of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be communicated in person, by telephone, telecopier, teletype, facsimile, or in writing, by mail or private carrier. Notice given by mail or private carrier shall be addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with prepaid postage, and such notice shall be deemed to be delivered when it is deposited in the United States mail. Notice to Directors may also be given by facsimile, telecopy, electronic transmission, email or similar means.

Section 8.2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving the required notice.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1. Dividends. Subject to the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation. Before payment of a dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper to meet debts of the Corporation as they become due in the regular course of business, or for any other purpose as the Directors determine is in the interest of the Corporation.

Section 9.2. Checks. All checks, demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.4. Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, or in the event the Board of Directors shall not have determined to adopt a corporate seal, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or her or by his or her assistants on all appropriate papers.

Section 9.5. Article Titles and Subtitles. The Article titles and Section subtitles found in these Bylaws are intended solely to organize the provisions of the Bylaws and are not intended to limit, append, expand or otherwise interpret any provision found herein.

ARTICLE 10

AMENDMENTS

These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors or by the shareholders.